As filed with the Securities and Exchange Commission on April 23, 2014
Registration No. 333-193599

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
AMENDMENT NO. 2

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TEXAS JACK OIL & GAS CORPORATION
(Exact Name of Small Business Issuer in its Charter)

Nevada	1382	46-2316220
(State or other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

TEXAS JACK OIL & GAS CORPORATION
15 Belfort, Newport Coast, CA 92657
Phone: (949) 706-3628
(Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Paracorp Incorporated
318 North Carson Street, Suite 208
Carson City, Nevada 89032
Phone: (775) 883-0104
(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
Leo J. Moriarty, Esq.
LAW OFFICE OF LEO J. MORIARTY
3020 Old Ranch Parkway, Suite 300
Seal Beach, CA 90740
Phone: (714) 305-5783
Fax:  (714) 316-1306
E-Mail: ljmlegal@aol.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.       ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering.        ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.       ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.       ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.      ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Aggregate Offering Price per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)

Common Stock, $0.001 par value	8,400,000	(5)	$0.001	$8,400	$1.08
Common Stock, $0.001 par value	5,000,000	(4)	$0.10	$500,000
TOTAL	13,400,000				$1.08

(1) In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2) Estimated in accordance with Rule 457(o) of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee. The offering price has been arbitrarily determined by Texas Jack Oil & Gas Corporation and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(3) The registration fee for securities to be offered to the public is based on an estimate of the Proposed Maximum Aggregate Offering Price of the securities, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(4) Represents shares of the registrant’s common stock 5,000,000 shares to be sold in the future.

(5) This amount covers the resale by our selling shareholders of up to 8,400,000 shares of common stock previously issued to such selling shareholders.

EXPLANATORY NOTE

This registration statement covers two separate amounts of the company’s common shares.

Public Offering:  The primary offering by the registrant of up to 5,000,000 shares of common stock for an offering price of $0.10 per share, (Primary Offering)

Selling Stockholders: The registration by certain selling stockholders of up to an aggregate of 8,400,000 shares of the registrant’s common stock. (Selling Stockholders).

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT ALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and May be changed. These securities May not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject to completion, dated January 28, 2014

TEXAS JACK OIL & GAS CORPORATION

8,400,000 SHARES OF COMMON STOCK (Selling Stockholders ) AT $0.001 AND
(Primary Offering) 5,000,000 SHARES OF COMMON STOCK AT $0.1 PER SHARE

Prior to this registration, there has been no public trading market for the common stock of Texas Jack Oil & Gas Corporation ("Texas Jack", the "Company", "us", "we", "our") and it is not presently traded on any market or securities exchange. We are offering in ( Primary Offering ) upto 5,000,000 shares of common stock for sale by us to the public and registering ( Selling Stockholders ) 8,400,000 shares of existing stock held by existing shareholders.

We are offering for sale in the (Primary Offering) a minimum of 2,000,000 and a maximum of 5,000,000 shares of common stock at a price of $0.10 per share (the "Offering"). The Primary Offering is being conducted on a self-underwritten, best effort basis, which means our officer and director will attempt to sell the shares and we will not be able to spend any of the proceeds unless a minimum of 2,000,000 shares are sold. This Primary Offering will continue for the earlier of: (i) 180 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 5,000,000 shares registered hereunder have been sold. We may at our discretion extend the Primary Offering for an additional 90 days. Proceeds from the sale of the Primary Offering shares will be used to fund the initial stages of our business development. There have been no arrangements to place the Primary Offering funds in escrow. We intend to open a standard, non-interest bearing, bank account to be used only for the deposit of funds received from the sale of the shares in this Primary Offering. When at least 2,000,000 shares of the Primary Offering are sold and the Primary Offering has expired the funds will be transferred to our business account for use in the implementation of our business plan. If the minimum number of shares are not sold by the expiration date of the Primary Offering, the funds will be promptly returned to the investors (within 3 business days), without interest or deduction. However; since the funds will not be placed into an escrow account, any third party creditor who may obtain a judgment or lien against us could satisfy the judgment or lien by executing on the bank account where the Primary Offering proceeds are being held, resulting in a loss of any investment you make in our securities.

There can be no assurance that all or any shares being offered in this Primary Offering   are going to be sold and that we will be able to raise any funds from this Offering.

Primary Offering Shares Offered by Company	Price to Public	Selling Agent Commissions	Proceeds to the Company
Per Share	$0.10	Not applicable	$0.10
Minimum (2,000,000 shares)	$200,000	Not applicable	$200,000
Maximum (5,000,000 shares)	$500,000	Not applicable	$500,000

Neither the Securities and Exchange Commission nor any state regulatory authority has approved or disapproved of these securities, endorsed the merits of this Primary Offering, or determined that this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Selling Security Holders

This prospectus also relates to the resale of an aggregate of an additional 8,400,000 shares of common stock, par value $0.001, sold to ten investors pursuant to a 506 commencing in May and ending in January 2014 , see “the Selling Security Holders” under this prospectus. These securities will be offered for sale by the Selling Security Holder identified in this prospectus in accordance with the methods and terms described in the section of this prospectus entitled “Plan of Distribution."

We will not receive any of the proceeds from the sale of these 8,400,000 shares. We will pay all expenses, except for the brokerage expenses, fees, discounts and commissions, which will all be paid by the Selling Security Holders, incurred in connection with the offering described in this prospectus. Our common stock is more fully described in the section of this prospectus entitled “Description of Securities."

Our common stock is presently not traded on any market or securities exchange. The Selling Security Holders have not engaged any underwriter in connection with the sale of their  shares of common stock. The selling Shareholders may sell some or all of their shares at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTC Bulletin Board, shareholders may sell their shares in private transactions to other individuals.

We intend to apply to have our common stock quoted on the Over-the-Counter Bulletin Board (“OTCBB”). There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority ("FINRA") to facilitate such quotation, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares of the Selling Security Holder.

The President of the company Robert Schwarz is an “underwriter” within the meaning of the Securities Act of 1933, as amended with respect to all shares being offered hereby.

We are an “emerging growth company” under the Jumpstart Our Business Startups Act (“JOBS Act”) and are eligible for reduced public company reporting requirements.

We do not consider our-self a blank check company. We have no plans or intentions to be acquired by or to merge with an operating company, nor do we, nor any of our shareholders, have plans to enter into a change of control or similar transaction or to change our management.

Our management consisting of Robert Schwarz has never been previously involved in the management or ownership of a development stage company that has not implemented fully its business plan, engaged in a change of control or similar transaction, or generated no or minimal revenues to date.

Texas Jack Oil & Gas Corporation is a development stage company and has a limited history of development stage operations. We presently do not have the funding to execute our business plan.  As of the date of this prospectus, we have generated nominal revenues ($3,697)  from our development stage business operations.

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. See "Risk Factors” beginning on page 9 for risks of an investment in the securities offered by this prospectus, which you should consider before you purchase any shares.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is:  _____________, 2014

This prospectus is not an offer to sell any securities other than the shares of common stock offered hereby. This prospectus is not an offer to sell securities in any circumstances in which such an offer is unlawful.

We have not authorized anyone, including any salesperson or broker, to give oral or written information about this offering, the Company, or the shares of common stock offered hereby that is different from the information included in this prospectus. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover Schwarz of this prospectus or any supplement to it.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in the common stock. You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “TEXAS JACK” “Company,” “we,” “us” and “our” refer to Texas Jack Oil & Gas Corporation.

Overview

We are an exploration stage company, as a for-profit company, and electing a fiscal year end of June 30.

We were incorporated in the State of Nevada on March 7, 2013, under the name of Texas Jack Oil & Gas Corporation.

Texas Jack Oil & Gas Corporation is a development stage company with a limited history of development stage operations.

Where You Can Find Us

Our principal executive office is located at Texas Jack Oil & Gas Corporation, 15 Belfort, Newport Coast, California 92657.

Our telephone number is 949-706-3628. We maintain our statutory registered agent's office at Paracorp, Incorporated 318 North Carson Street, Suite 208 Carson City, Nevada 89032.

GENERAL INTRODUCTION

Texas Jack Oil & Gas Corporation is engaged in the exploration and development of oil and gas properties.

The company presently owns a 3% percent working lease interest in one well located in the Jack County, Texas. The operator of the wells is Southlake Energy (“Southlake”) who is currently drilling and completing additional horizontal and vertical oil and gas wells in the Marble Falls formation in Jack and Young Counties, Texas. Southlake has leased 1,067 acres in Jack and Young Counties located approximately 90 miles west of Fort Worth, Texas. Southlake expects to drill a total of nine or ten horizontal wells with lateral lines of approximately 2,000 feet will be drilled using a multi-stage completion technique to maximize production from the wells; an additional four or five vertical wells will be drilled to the Marble Falls formation in order to exploit acreage not accessible through horizontal drilling. Southlake procured the leases on 1,067 contiguous acres beginning in October of 2010. The one well that Texas Jack owns a 3% interest in carries a 79.00% Net Revenue Interest or NRI, meaning the Working Interest Owners will receive 79% of the revenue produced from the wells with the Royalty Interest owners receiving the other 21% of the revenue. This property is described in "Description of Property" further in this Prospectus. Texas Jack has no further commitments with Southlake at this time to purchase any additional working interest.

The Company is reviewing a purchase of a 5% percent working interest located in Archer and Jack Counties, Texas for $100,000. The operator of the wells is 3 Ten Resources, Inc. The 3Ten #1 well, the 3Ten #2 well and the 3Ten #3 well are all situated on the Operator’s approximate 1,311 acre oil and gas lease located in Archer and Jack Counties, Texas approximately 3 miles West of Antelope, Texas. Each well in this three well package will be drilled as vertical wells to the Mississippian Formation, at an estimated depth of approximately 6,000’. The company has not entered into any formal agreements with 3 Ten Resources at this time.

Since our inception on March 7, 2013 through December 31, 2013 we have incurred cumulative losses of $70,249.

We issued 15,000,000 shares of common stock valued at $165,000 being original cost to the founder for interest in mine property through the issuance of common stock to our sole officer and director, Robert Schwarz, at $0.011 per share in May of 2013. From inception until the date of this filing we have had limited operating activities. Our financial statements from inception (March 7, 2013) through December 31, 2013  report $3,697 in revenue and a net loss of $70,249. Our independent auditor has issued an audit opinion for Texas Jack Oil & Gas Corporation which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We were incorporated to engage in the exploration and development of oil and gas properties. Our first 3% working interest in one well the Bright 1H is located on 1,067 acres in Jack county located approximately 90 miles west of Fort Worth, Texas. There are currently three additional operating oil wells on the property.  Texas Jack Oil & Gas Corporation owns no interest in these three additional wells. This property is described in "Description of Property" further in this Prospectus.

We expect to continue to incur losses for at least the next 12 months. We do not expect to generate revenue that is sufficient to cover our expenses, and we do not have sufficient cash and cash equivalents to execute our plan of operations for at least the next twelve months. We will need to obtain additional financing, through equity security sales, debt instruments and private financing, to conduct our day-to-day operations, and to fully execute our business plan. We plan to raise the capital necessary to fund our business through the sale of equity securities, debt instruments or private financing. (See “Plan of Operation”)

Taking into account that our company is a new startup and is without an established income stream and/or profit & loss statement the estimated annual burn rate for the operating plan commencing April 1, 2013 is projected during the first fiscal year, without due consideration for adjustment is $50,000. This includes a three month burn, in cash, of $13,500 (at $4,500 per month) considering the Company encounters a bad quarter during its first year in business. In addition to the $50,000 needed for the operating plan the company will need approximately $10,000 for completing this registration.  Mr. Schwarz has agreed to fund the Company, through an oral agreement until such time as the Company raises $50,000 for the operating plan and $10,000 for registration expenses.  Mr. Schwarz, however, is under no legal obligation and/or duty to do so. Additionally, although there is an oral agreement between the Company and Mr. Schwarz to fund the Company until such time as the Company raises $50,000 for the operating plan and $10,000 for remaining registration expenses Mr. Schwarz has not agreed to fund any specific amount to the Company.

Our independent auditors have added an explanatory paragraph to their report of audited financial statements for the period from March 7, 2013 (inception) to June 30, 2013, lack of significant revenues and dependence on our ability to raise additional capital to continue our business, raise substantial doubt about our ability to continue as a going concern.

Our financial statements and their explanatory notes included as part of this prospectus do not include any adjustments that might result from the outcome of this uncertainty. There is no guarantee that we will be able to raise funds through equity security sales, debt instruments, and private financing. Currently, we have no agreements in place to raise money through debt instruments or private financing. If we fail to obtain additional financing, either through an offering of our securities or by obtaining loans, we may be forced to cease our planned business operations altogether. Presently, other than Mr. Schwarz, no other sources of financing have been identified and it is unknown if any other sources will be identified. There is no assurance that the Company will be able to obtain any bank loans or private financing.

BUSINESS DEVELOPMENT

Mr. Schwarz will continue to review potential exploration and developments of oil and gas properties.

We intend to derive income from the sale of the oil and gas produced and sold on our present working interest.

Subsequent Business Strategy

Texas Jack Oil & Gas Corporation will continue reviewing potential oil and gas properties. The Company has only received nominal returns on the sale of oil and gas from the one well that the company has a working interest in. Texas Jack Oil & Gas Corporation is considered a development stage company because it has not commenced its major operations and has only recognized nominal revenues ($3,697) in connection with its business to date. As a result, we are a startup company, that is, we have no operating history or nominal revenue, and are at a competitive disadvantage.

We have no operating history and expect to incur losses for the foreseeable future. Should we continue to incur losses for a significant amount of time, the value of your investment in the common shares could be affected downward, and you could even lose your entire investment.

We have only received nominal returns from our development stage operations, nor have we otherwise engaged in any business operations. Texas Jack Oil & Gas Corporation is a development stage company and in the absence of revenues and operations as indicated in the Independent Auditor’s Report dated January 27, 2014, cites a going concern issue. The going concern statement opinion issued by the independent auditors is the result of a lack of operations and working capital.

The Company will need to raise capital which concerned the independent auditors because there is insufficient cash for operations for the next twelve months. We will have to seek other sources of capital through equity security sales, debt instruments and private financing.

We established the minimum amount of estimated annual burn rate for the operating plan commencing April 1, 2014 of $50,000 and an additional $10,000 to complete this registration. The Company will need to raise these funds through debt instruments such as bank loans or private financing so that operations could start, in order to generate some type of revenue. Presently no other sources have been identified and it is unknown if any other sources will be identified. There is no assurance that the Company will be able to obtain any bank loans or private financing.

Over the next twelve months, Texas Jack Oil & Gas Corporation plans to build out and establish its reputation and network in the exploration and development of oil and gas properties in Texas. The Company aims to form long term working relationships with developers and operators to locate the right properties to invest in.

Mrs. Robert Schwarz is the Chief Executive Officer, President, (Principal Executive Officer) and Director. Currently the Company has one employee; Robert Schwarz however as it grows, it plans to employ additional employees as needed.

DESCRIPTION OF PROPERTY

Our corporate office is located at 15 Belfort, Newport Coast, CA 92657. We currently are provided 500 square feet of office space from our President Robert Schwarz at no cost. There are currently no proposed programs for renovation, improvement or development of the facility currently in use.

PRINCIPAL OPERATIONS OF THE COMPANY

Texas Jack Oil & Gas Corporation also referred to as “Texas Jack” and the “Company”, was incorporated in the State of Nevada on March 7, 2013. Texas Jack Oil & Gas Corporation is engaged in the exploration and development of oil and gas properties in Jack County Texas area at this time.

Texas Jack Oil & Gas Corporation is a development stage company with a limited history of development stage operations. We presently do not have the funding to execute our business plan.

Achievement of our business objective is basically dependent upon the judgment, skill and knowledge of our management. Mr. Schwarz is currently our sole executive officer and director. There can be no assurance that a suitable replacement could be found for any of our officers upon their retirement, resignation, inability to act on our behalf, or death.

RISK FACTORS

The Company's financial condition, business, operation and prospects involve a high degree of risk. You are urged to carefully read and consider the risks and uncertainties beginning on page 9 of this prospectus entitled Risk Factors as well as the other information in this report before deciding to invest in our Company. All known materials risks are discussed in the Risk Factors section of this prospectus. If any of the risks beginning on page 9 of this Prospectus entitled “Risk Factors” are realized, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means that our stockholders could lose all or a part of their investment.

THE OFFERING

We have 23,400,000 shares of common stock issued and outstanding. Through this offering we will register 8,400,000 shares held by existing shareholders ( Selling Stockholders ) and up to 5,000,000 shares of common stock for sale by us to the public (Primary Offering) . The Primary Offering shares represent additional common stock to be issued by us. We will endeavor to sell all 5,000,000 shares of common stock after this registration becomes effective. The price at which we offer these shares is fixed at $0.10 per share for the duration of the offering. We will receive all proceeds from the sale of the 5,000,000 common stock unless we are unable to sell the minimum of 2,000,000 shares.

We will not receive any of the proceeds from the 8,400,000 shares held by Selling Stockholders .

Selling Stockholders

Common stock offered by Selling Stockholders	8,400,000 shares of common stock. This number represents approximately 36% of our current outstanding common stock (1) .

Price paid by Selling Stockholders	$0.001

Common stock outstanding before the offering	23,400,000 shares of common stock as of April 21, 2014 .

Terms of the Offering	The present Selling Security Holders will determine when and how they will sell the common stock offered in this prospectus.

Use of proceeds, existing Security Holders	Texas Jack will not receive any of the proceeds of the offering from the existing Security Holders. The Selling Security Holders will receive all of the proceeds.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 9.

(1)	Based on 23,400,000 shares of common stock outstanding as of April 21, 2014

This prospectus relates to the sale of up to 8,400,000 shares of our common stock by the selling shareholders identified in the section of this prospectus entitled "Selling Stockholders ." The number of common shares offered by this prospectus represents up to approximately 36% of the total common stock outstanding before the offering.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The Company has no equity compensation plans and individual compensation arrangements and does not intend to enter into any equity compensation plans and individual compensation arrangements in the future.

Texas Jack Oil & Gas Corporation. Information regarding the Selling Stockholders (8,400,000 shares), the common shares being offered to sell under this prospectus, and the times and manner in which they may offer and sell those shares, is provided in the sections of this prospectus entitled "Selling Stockholders " and "Plan of Distribution." Texas Jack Oil & Gas Corporation will not receive any of the proceeds from the sale of the ten Security Stockholders 8,400,000 shares. The registration of common shares pursuant to this prospectus does not necessarily mean that any of those shares will ultimately be offered or sold by the Selling Stockholders .

Registrant
(Primary Offering)

Securities Being Offered for future sale. Primary Offering	A minimum of 2,000,000 and a maximum 5,000,000 of shares of common stock.

Offering price	$0.10

Offering period	The shares are offered for a period not to exceed 180 days, unless extended by our board of directors for an additional 90 days.

Common stock outstanding before the offering	23,400,000 shares of common stock as of April 21, 2014 .

Common stock outstanding after the offering (if all 5,000,000 shares are hold)	28,400,000 shares of common stock.

Terms of the Offering	Common stock being registered in this registration statement may be sold by the Company at a fixed price of $0.10 per share.

Termination of the Offering
The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act, or any other rule of similar effect

Use of proceeds, Net Proceeds from sale of up to 5,000,000 shares
The proceeds will be used for Lease of additional Oil & Gas Property, Lease of additional working interest, administration and General Expenses, Legal and Accounting and working capital.  See USE of PROCEEDS for further information

Risk Factors

(1)	Based on 23,400,000 shares of common stock outstanding as of April 21 , 2014

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The Company has no equity compensation plans and individual compensation arrangements and does not intend to enter into any equity compensation plans and individual compensation arrangements in the future.

SUMMARY OF FINANCIAL INFORMATION

The following table provides summary financial statement data as of the period from March 7, 2013 (Inception) through December 31, 2013. The financial statement data as of the period ended December 31, 2013 has been derived from our unaudited condensed financial statements. The results of operations for past accounting periods are not necessarily indicative of the results to be expected for any future accounting period. The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our financial statements and the related notes included in this prospectus, and the statements and related notes included in this prospectus.
TEXAS JACK OIL & GAS CORPORATION
(a development stage company)
UNAUDITED CONDENSED STATEMENT OF OPERATIONS

			For the Period
	For the	For the	From March 7, 2013
	Three Months ended	Six Months ended	(inception) through
	December 31,	December 31,	December 31,
	2013	2013	2013

Revenue	$2,122	$3,697	$3,697

Operating expenses:
Selling, general and administrative expenses	3,178	34,298	68,717

Total operating expenses	3,178	34,298	68,717

Net Operating Loss	(1,056)	(30,601)	(65,020)

Other expense
Interest expense	2,037	4,046	5,229
Total other expenses	2,037	4,046	5,229

Loss before provision for income taxes	(3,093)	(34,647)	(70,249)

Provision for income taxes	-	-	-

Net income (loss)	$(3,093)	$(34,647)	$(70,249)

Net income (loss) per share - basic	$(0.00)	$(0.00)

Net income (loss) per share - diluted	$(0.00)	$(0.00)

Weighted average shares outstanding - basic	23,000,000	23,000,000

Weighted average shares outstanding - diluted	23,000,000	23,000,000

The accompanying notes are an integral part of these unaudited condensed financial statements

EMERGING GROWTH COMPANY

We are an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act.

We shall continue to be deemed an emerging growth company until the earliest of:

a. the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

b. the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

c. the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

d. the date on which such issuer is deemed to be a `large accelerated filer', as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

SMALLER REPORTING COMPANY

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY - THE JOBS ACT

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

* A requirement to have only two years of audited financial statements and only two years of related MD&A ;

* Exemption from the auditor attestation requirement in the assessment of the emerging growth company's internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

* Reduced disclosure about the emerging growth company's executive compensation arrangements; and

* No non-binding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of the reduced reporting requirements applicable to smaller reporting companies even if we no longer qualify as an "emerging growth company."

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the "Securities Act") for complying with new or revised accounting standards. We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

RISK FACTORS

The shares of our common stock being offered for resale by the Selling Security Holder are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you May lose all or part of your investment. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.

(A) RISKS RELATED TO OUR BUSINESS

WE HAVE RECEIVED AN OPINION OF GOING CONCERN FROM OUR AUDITORS. IF WE DO NOT RECEIVE ADDITIONAL FUNDING, WE WOULD HAVE TO CURTAIL OR CEASE DEVELOPMENT STAGE OPERATIONS. AN INVESTMENT IN OUR SECURITIES REPRESENTS SIGNIFICANT RISK AND YOU MAY LOSE ALL OR PART OF YOUR ENTIRE INVESTMENT.

Our independent auditors noted in their report accompanying our financial statements for the period ended June 30, 2013 that we are a development stage company and has not commenced the planned operation, and incapable of generating sufficient cash flow which raises substantial doubt about our ability to continue as a going concern. As of December 31, 2013, we had a net loss of $70,249, and they further stated that the uncertainty related to these conditions raised substantial doubt about our ability to continue as a going concern. At December 31, 2013, our cash on hand was $1,380. We do not currently have sufficient capital resources to fund operations. To stay in business, we will need to raise additional capital through public or private sales of our securities, debt financing or short-term bank loans, or a combination of the foregoing.  As of the date of this prospectus, we have commenced business operations but have not yet generated any revenues.

We will need additional capital to fully implement our business, operating and development plans. However, additional funding from an alternate source or sources may not be available to us on favorable terms, if at all. To the extent that money is raised through the sale of our securities, the issuance of those securities could result in dilution to our existing security holder. If we raise money through debt financing or bank loans, we May be required to secure the financing with some or all of our business assets, which could be sold or retained by the creditor should we default in our payment obligations. If we fail to raise sufficient funds, we would have to curtail or cease operations.

THE COMPANY HAS A LIMITED DEVELOPMENT STAGE OPERATING HISTORY UPON WHICH TO BASE AN EVALUATION OF ITS BUSINESS AND PROSPECTS. WE MAY NOT BE SUCCESSFUL IN OUR EFFORTS TO GROW OUR BUSINESS AND TO EARN INCREASED REVENUES. AN INVESTMENT IN OUR SECURITIES REPRESENTS SIGNIFICANT RISK AND YOU MAY LOSE ALL OR PART OF YOUR ENTIRE INVESTMENT.

We have a limited history from March 7, 2013 inception to March 24, 2014 of development stage operations and we may not be successful in our efforts to grow our business and to earn revenues. Our business and prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development. As a result, management May be unable to adjust its spending in a timely manner to compensate for any unexpected revenue shortfall. An investment in our securities represents significant risk and you May lose all or part of your entire investment.

If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

Our ability to achieve and maintain profitability and positive cash flows is dependent upon:

•	Our ability to generate revenues
•	Our ability to locate additional profitable oil and gas properties
•	Attract, retain and motivate qualified personnel who can successfully assist us in implementing our business plan;
•	Maintain current strategic relationships and develop new strategic relationships;
•	Our ability to reduce operating costs
•	Our ability to update our website

Based upon current plans, we expect to incur operating losses in future periods until revenues are sufficient to fund operations. Failure to generate enough revenues for us to become profitable may cause us to suspend or cease activities.

WE HAVE A HISTORY OF LOSSES. FUTURE LOSSES AND NEGATIVE CASH FLOW MAY LIMIT OR DELAY OUR ABILITY TO BECOME PROFITABLE. IT IS POSSIBLE THAT WE MAY NEVER ACHIEVE PROFITABILITY. AN INVESTMENT IN OUR SECURITIES REPRESENTS SIGNIFICANT RISK AND YOU MAY LOSE ALL OR PART OF YOUR ENTIRE INVESTMENT.

We have yet to establish profitable development stage operations or a history of profitable development stage operations. We anticipate that we will continue to incur substantial development stage operating losses for an indefinite period of time due to the significant costs associated with the development of our business.

Since incorporation, we have expended financial resources on the development of our business. As a result, losses have been incurred since incorporation. Management expects to experience development stage operating losses and negative cash flow for the foreseeable future. Management anticipates that losses will continue to increase from current levels because the Company expects to incur additional costs and expenses related to: marketing and promotional activities; the possible addition of new personnel; and the development of relationships with strategic business partners.

The Company’s ability to become profitable depends on its ability to acquire additional working interests in oil and gas. If the Company does achieve profitability, it cannot be certain that it would be able to sustain or increase profitability on a quarterly or annual basis in the future. An investment in our securities represents significant risk and you may lose all or part of your entire investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

We will need to obtain additional financing in order to complete our business plan because we currently do not have any income. We do not have any arrangements for outside financing, other than with Mr. Schwarz and this offering, we may not be able to find such financing if required.

Mr. Schwarz has agreed to fund the Company, through an oral agreement, until such time as the Company raises $50,000 for the operating plan and $10,000 for registration expenses. Mr. Schwarz, however, is under no legal obligation and/or duty to do so. Additionally, although there is an oral agreement between the Company and Mr. Schwarz to fund the Company until such time as the Company raises $50,000 for the operating plan and $10,000 for registration expenses, Mr. Schwarz has not agreed to fund any specific amount to the Company.

Obtaining additional financing would be subject to a number of factors, including investor acceptance. These factors may adversely affect the timing, amount, terms, or conditions of any financing that we may obtain or make any additional financing unavailable to us. If we do not obtain additional financing our business will fail.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, WE MAY HAVE TO LIMIT OUR ACQUISITION ACTIVITY WHICH MAY RESULT IN A LOSS OF YOUR INVESTMENT.

Because we are small and do not have much capital, we must limit our acquisition activity. As such we may not be able to lease as many properties as we would like. In that event, a profitable oil or gas reserve may go undiscovered. Without producing wells we cannot generate revenues and you will lose your investment.

However, it is estimated that the amount of additional costs and expenses associated with public company reporting requirements will be approximately $10,000. It is also estimated that the amount of additional costs and expenses associated with newly applicable corporate governance requirements will be approximately $5,000.

BECAUSE OF LACK OF CAPITAL OUR EXPLORATION ACTIVITIES WILL BE LIMITED.

Due to the fact we are small and do not have much capital, we must limit our exploration activities to a relatively small area. We intend to generate revenue through the one existing working interest. Because we will be limiting the scope of our exploration activities, we may not be able to generate timely or sufficient sales to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations. The Company’s financing requirements for next twelve month are the following.

•	$10,000 toward marketing materials which include filers, broachers, direct marketing and mailing costs.
•	$10,000 towards costs associated with public company reporting requirements
•	$5,000 related to expenses associated with newly applicable corporate governance requirements.
•	$15,000 for software and hardware to develop an internet site,
•	$10,000 for program administration and working capital

In addition to the estimated annual burn rate for the operating plan commencing April 1, 2014 of $50,000 we will need additional amount of approximately $10,000 for completing this registration.

Our future capital requirements depend on many factors, including the following:

•	the progress of our exploration,
•	The progress in getting our web site completed and operational.

Although we have from time to time reviewed opportunities provided to us by investment bankers or potential investors in regard to additional equity financings, there can be no assurance that additional financing will be available when needed, or if available, will be available on acceptable terms. The Company also does not have any agreement in place with any investment bankers or potential investors to provide the Company with any financing. Insufficient funds may prevent us from implementing our business strategy and will require us to further delay, scale back or eliminate our exploration program, or to scale back or eliminate our other operations.

In order to obtain working capital we will continue to seek capital through debt or equity financing which may include the issuance of convertible debentures or convertible preferred stock whose rights and preferences are superior to those of the common stockholders.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL ONLY BE DEVOTING LIMITED TIME TO OUR COMPANY, OUR OPERATIONS MAY BE SPORADIC WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR SUSPENSIONS OF OPERATIONS. THIS ACTIVITY COULD PREVENT US FROM ATTRACTING NEW CUSTOMERS, AND OR BUSINESSES, AND RESULT IN A LACK OF REVENUES THAT MAY CAUSE US TO SUSPEND OR CEASE OPERATIONS.

At this time we have commenced business operations but have only generated nominal revenues. Our sole officer and director, Robert Schwarz, will only be devoting limited time to our operations. Mr. Schwarz will be devoting approximately 10 hours per week of his time to our operations. Because our sole officer and director will only be devoting limited time to our Company, our operations may be sporadic and occur at times which are convenient to her. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

OUR DEVELOPMENT STAGE OPERATING RESULTS WILL BE VOLATILE AND DIFFICULT TO PREDICT. IF THE COMPANY FAILS TO MEET THE EXPECTATIONS OF PUBLIC MARKET ANALYSTS AND INVESTORS, THE MARKET PRICE OF OUR COMMON STOCK MAY DECLINE SIGNIFICANTLY.

Management expects both quarterly and annual development stage operating results to fluctuate significantly in the future. Because our development stage operating results will be volatile and difficult to predict, in some future quarter our development stage operating results may fall below the expectations of securities analysts and investors. If this occurs, the trading price of our common stock May decline significantly. At this time we do not have a trading symbol and the shares of Texas Jack Oil & Gas Corporation are not traded on any market.

A number of factors will cause gross margins to fluctuate in future periods. Factors that may harm our business or cause our development stage operating results to fluctuate include the following: the inability to obtain new customers at reasonable cost; the ability of competitors to offer new or enhanced products; price competition; the failure to develop marketing relationships with key business partners; increases in our marketing and advertising costs; the amount and timing of development stage operating costs and capital expenditures relating to expansion of operations; a change to or changes to government regulations; a general economic slowdown. Any change in one or more of these factors could reduce our ability to earn and grow revenue in future periods.

BECAUSE OUR MANAGEMENT DOES NOT HAVE PRIOR EXTENIVE EXPLORATION EXPERIENCE IN THE OIL AND GAS FIELD, WE MAY HAVE TO HIRE ADDITIONAL PERSONNEL.

Because our management does not have prior extensive experience in the oil and gas field, we may have to hire additional experienced personnel to assist us with our operations. If we need the additional experienced personnel and we cannot afford to hire them, we could fail in our plan of operations and have to suspend operations or cease operations entirely.

OUR CURRENT BUSINESS DEVELOPMENT STAGE OPERATIONS RELY HEAVILY UPON OUR KEY EMPLOYEE AND FOUNDER, MRS. ROBERT SCHWARZ.

We have been heavily dependent upon the expertise and management of Mrs. Robert Schwarz, our Chief Executive Officer and President, and our future performance will depend upon her continued services. The loss of the services of Mr. Schwarz’s services could seriously interrupt our business operations, and could have a very negative impact on our ability to fulfill our business plan and to carry out our existing development stage operations. The Company currently does not maintain key man life insurance on this individual. There can be no assurance that a suitable replacement could be found for her upon retirement, resignation, inability to act on our behalf, or death.

THE LIMITED PUBLIC COMPANY EXPERIENCE OF OUR SOLE OFFICER COULD ADVERSELY IMPACT OUR ABILITY TO COMPLY WITH THE REPORTING REQUIREMENTS OF U.S. SECURITIES LAWS.

Our sole officer has limited public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our senior management has never had sole responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our sole officer management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including the establishing and maintaining internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

NONE OF TEXAS JACK’S TECHNOLOGY OR BUSINESS MODEL PARTICULARS IS PROPRIETARY.

The hurdles to enter the exploration of oil and gas segment are low. The technology required to commence operations for any potential competitor are available from third party operators (providers) and the costs to support an exploration are not onerous. The business model, with few exceptions, is not new and can be readily adopted by those with a basic knowledge of the oil and gas industry and mid-level technology expertise.

THE OIL AND NATURAL GAS INDUSTRY IS HIGHLY COMPETITIVE AND THERE IS NO ASSURANCE THAT WE WILL BE SUCCESSFUL IN ACQUIRING LEASES.

The oil and natural gas industry is intensely competitive. Although we do not compete with other oil and gas companies for the sale of any oil and gas that we may produce, as there is sufficient demand in the world market for these products, we compete with numerous individuals and companies, including many major oil and natural gas companies which have substantially greater technical, financial and operational resources and staff. Accordingly, there is a high degree of competition for desirable oil and natural gas leases, suitable properties for drilling operations and necessary drilling equipment, as well as for access to funds. We cannot predict if the necessary funds can be raised or that any projected work will be completed.

THERE CAN BE NO ASSURANCE THAT WE WILL DISCOVER OIL OR NATURAL GAS IN ANY COMMERCIAL QUANTITY ON OUR PROPERTIES.

Exploration for economic reserves of oil and natural gas is subject to a number of risks. There is competition for the acquisition of available oil and natural gas properties. Few properties that are explored are ultimately developed into producing oil and/or natural gas wells. If we cannot discover oil or natural gas in any commercial quantity thereon, our business will fail.

WE WILL BE RELIANT UPON AN OUTSIDE OPERATOR TO MONITOR THE DAY TO DAY OPERATION OF THE WELLS. IF THE OPERATOR FAILS TO CARRY OUT THE TERMS OF OUR AGREEMENT OR WE LOSE THE SERVICES OF THE OPERATOR OUR BUSINESS MAY FAIL.

The operating of our current well and monthly maintenance of the well will be carried out by an independent operator. We have an operating agreement in place, however; their failure to live up to the terms of the agreement or a cancellation of the agreement could have an adverse effect on production and future revenues, consequently our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

(B) RISKS RELATED TO THE OFFERING AND OUR SECURITIES

WE MAY NEVER PAY ANY DIVIDENDS TO SHAREHOLDERS.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

OUR CONTROLLING SECURITY HOLDER MAY TAKE ACTIONS THAT CONFLICT WITH YOUR INTERESTS.

Mrs. Robert Schwarz, our Chief Executive Officer and sole director owns 64% of our capital stock with voting rights. Even if the entire offering is sold, Mr. Schwarz will continue to control a large amount of the company because he will hold 52% of the Company’s issued and outstanding common stock. In this case, Mr. Schwarz will be able to exercise his 52% control over all matters requiring stockholder approval, including the election of directors, amendment of our certificate of incorporation and approval of significant corporate transactions, and he will have significant control over our management and policies. The directors elected by our controlling security holder will be able to significantly influence decisions affecting our capital structure. This control may have the effect of delaying or preventing changes in control or changes in management, or limiting the ability of our other security holders to approve transactions that they may deem to be in their best interest. For example, our controlling security holder will be able to control the sale or other disposition of our operating businesses and subsidiaries to another entity. The interests of our Chief Executive Officer may differ from the interests of our other shareholders and thus may result in corporate decisions that are disadvantageous to our other shareholders.

OUR SOLE OFFICER AND DIRECTOR LIVES OUTSIDE OF JACK COUNTY, TEXAS, MAKING IT DIFFICULT TO OVERSEE THE WELLS.

Because our sole officer and director lives in Newport Coast, California, and our current wells are located in Jack County, Texas, there may be a higher risk that our business may fail.

The distance from where our sole officer and director lives and where the well operations are located, may create a detrimental situation due to lack of oversight. Though we have an operating agreement with an independent operator to monitor the well production, there is no assurance that it will be carried out properly without direct oversight by our officer and director. This could have an adverse effect on production and future revenues, consequently our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

THE OFFERING PRICE OF THE ( Primary Offering 5,000,000) COMMON STOCK WAS ARBITRARILY DETERMINED, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO OUR ACTUAL VALUE AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

The initial fixed offering price of $0.10 per share of common stock offered by us under to this Primary Offering Prospectus was determined by us arbitrarily. The price is not based on our financial condition and prospects, market prices of similar securities of comparable publicly traded companies, certain financial and operating information of companies engaged in similar activities to ours, or general conditions of the securities market. The price may not be indicative of the market price, if any, for the common stock that may develop in the trading market after this offering. The market price for our common stock, if any, may decline below the initial public price at which the shares are offered. Moreover, recently the stock markets have experienced extreme price and volume fluctuations which have had a negative impact on smaller companies. In the past, securities class action litigation has often been instituted against various companies following periods of volatility in the market price of their securities. If instituted against us, regardless of the outcome, such litigation would result in substantial costs and a diversion of management's attention and resources, which would increase our operating expenses and affect our financial condition and business operations.

The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value; assets or earnings of our Company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

YOU MAY EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST BECAUSE OF THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK AND OUR PREFERRED STOCK.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 700,000,000 shares of capital stock consisting of 60,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.

We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. Any such issuances will result in immediate dilution to our existing shareholder’s interests, which will negatively affect the value of your shares. The future issuance of any such additional shares of our common stock or other securities may create downward pressure on the trading price of our common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes or for other business purposes.

OUR COMMON STOCK IS CONSIDERED PENNY STOCKS, WHICH MAY BE SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the SEC that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

CURRENTLY, THERE IS NO PUBLIC MARKET FOR OUR COMMON STOCK, AND THERE IS NO ASSURANCE THAT ANY PUBLIC MARKET WILL EVER DEVELOP OR THAT OUR COMMON STOCK WILL BE QUOTED FOR TRADING AND, EVEN IF QUOTED, THAT A VIABLE, LIQUID MARKET WITH LOW VOLATILITY WILL DEVELOP.

Currently, our common stock is not listed on any public market, exchange, or quotation system. Although we are taking steps to enable our common stock to be publicly traded, a market for our common stock may never develop. We currently plan to apply for quotation of our common stock on the OTCBB upon the effectiveness of the registration statement of which this Prospectus forms a part. However, our common stock may never be traded on the OTCBB or even if traded, a viable public market may not materialize. Even if we are successful in developing a public market, there may not be enough liquidity in such market to enable shareholders to sell their Shares. If our common stock is not quoted on the OTCBB or if a viable public market for our common stock does not develop, investors may not be able to re-sell the Shares, rendering the same effectively worthless and resulting in a complete loss of their investment.

We are planning to identify a market maker to file an application with the Financial Industry Regulatory Authority, Inc. ("FINRA") on our behalf so that we may quote our shares of common stock on the OTCBB commencing upon the effectiveness of our registration statement of which this Prospectus is a part. We cannot assure you that such market maker's application will be accepted by the FINRA. We are not permitted to file such application on our own behalf. If the application is accepted, there can be no assurances as to whether any market for our common stock will develop or of the price at which our common stock will trade. If the application is accepted, we cannot predict the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for the common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. The Primary Offering of 5,000,000 Common shares being registered in this registration statement may be sold by the Selling Security Holder at a fixed price of $0.10 per share. The selling Shareholders may sell some or all of their shares at a fixed price of $0.10 per share until our shares are quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices.

The Selling Stockholders 8,400,000 Common shares held by the existing shareholders may prior to being quoted on the OTC Bulletin Board, shareholders may sell their shares in private transactions to other individuals. The ten (10) selling security holders may sell some or all of their shares at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTC Bulletin Board, shareholders may sell their shares in private transactions to other individuals. However, our shares may not become traded on the OTCBB or another exchange. In addition, prices for our common stock may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of the Company, and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

(C) RISKS RELATED TO THE INDUSTRY

RISKS RELATING TO THE OIL AND NATURAL GAS INDUSTRY

THE MARKETABILITY OF NATURAL RESOURCES IS AFFECTED BY NUMEROUS FACTORS BEYOND OUR CONTROL WHICH MAY RESULT IN US NOT RECEIVING AN ADEQUATE RETURN ON INVESTED CAPITAL TO BE PROFITABLE OR VIABLE.

The marketability of natural resources which may be acquired or discovered by us will be affected by numerous factors beyond our control. These factors include market fluctuations in oil and natural gas pricing and demand, the proximity and capacity of natural resource markets and processing equipment, governmental regulations, land tenure, land use, regulation concerning the importing and exporting of oil and natural gas and environmental protection regulations. The effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital to be profitable or viable.

OIL AND NATURAL GAS OPERATIONS ARE SUBJECT TO COMPREHENSIVE REGULATION WHICH MAY CAUSE SUBSTANTIAL DELAYS OR REQUIRE CAPITAL OUTLAYS IN EXCESS OF THOSE ANTICIPATED CAUSING AN ADVERSE EFFECT ON OUR COMPANY.

Oil and natural gas operations are subject to federal, state, and local laws relating to the protection of the environment, including laws regulating removal of natural resources from the ground and the discharge of materials into the environment. Oil and natural gas operations are also subject to federal, state, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment. Various permits from government bodies are required for drilling operations to be conducted; no assurance can be given that standards imposed by federal, provincial, or local authorities may be changed and any such changes may have material adverse effects on our activities. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages. To date, we have not been required to spend any material amount on compliance with environmental regulations. However, we may be required to do so in the future and this may affect our ability to expand or maintain our operations.

EXPLORATION AND PRODUCTION ACTIVITIES ARE SUBJECT TO CERTAIN ENVIRONMENTAL REGULATIONS WHICH MAY PREVENT OR DELAY THE COMMENCEMENT OR CONTINUATION OF OUR OPERATIONS.

In general, our exploration and production activities are subject to certain federal, state and local laws and regulations relating to environmental quality and pollution control. Such laws and regulations increase the costs of these activities and may prevent or delay the commencement or continuation of a given operation. Specifically, we may be subject to legislation regarding emissions into the environment, water discharges and storage and disposition of hazardous wastes. In addition, legislation has been enacted which requires well and facility sites to be abandoned and reclaimed to the satisfaction of state authorities. However, such laws and regulations are frequently changed and we are unable to predict the ultimate cost of compliance. Generally, environmental requirements do not appear to affect us any differently or to any greater or lesser extent than other companies in the industry.

ANY CHANGE TO GOVERNMENT REGULATION/ADMINISTRATIVE PRACTICES MAY HAVE A NEGATIVE IMPACT ON OUR ABILITY TO OPERATE AND OUR PROFITABILITY.

The business of oil and natural gas exploration and development is subject to substantial regulation under various countries laws relating to the exploration for, and the development, upgrading, marketing, pricing, taxation, and transportation of oil and natural gas and related products and other matters. Amendments to current laws and regulations governing operations and activities of oil and natural gas exploration and development operations could have a material adverse impact on our business. In addition, there can be no assurance that income tax laws, royalty regulations and government incentive programs related to the properties subject to our farm-out agreements and the oil and natural gas industry generally will not be changed in a manner which may adversely affect our progress and cause delays, inability to explore and develop or abandonment of these interests.

Permits, leases, licenses, and approvals are required from a variety of regulatory authorities at various stages of exploration and development. There can be no assurance that the various government permits, leases, licenses and approvals sought will be granted in respect of our activities or, if granted, will not be cancelled or will be renewed upon expiry. There is no assurance that such permits, leases, licenses, and approvals will not contain terms and provisions which May adversely affect our exploration and development activities.

IF OUR ASSESSMENT OF OUR LEASED PROPERTY, OR ANY FUTURE LEASED PROPERTIES, IS MATERIALLY INACCURATE, IT COULD HAVE SIGNIFICANT IMPACT ON FUTURE OPERATIONS AND EARNINGS.

The successful acquisition of producing properties requires assessments of many factors, which are inherently inexact and may be inaccurate, including the following:

•	the amount of recoverable reserves;

•	future oil and natural gas prices;

•	estimates of operating costs;

•	estimates of future development costs;

•	estimates of the costs and timing of plugging and abandonment; and

•	potential environmental and other liabilities.

Our assessment will not reveal all existing or potential problems, nor will it permit us to become familiar enough with the properties to assess fully their capabilities and deficiencies.

IF OIL AND NATURAL GAS PRICES DECREASE, WE MAY BE REQUIRED TO TAKE WRITE-DOWNS OF THE CARRYING VALUE OF OUR OIL AND NATURAL GAS PROPERTY, POTENTIALLY NEGATIVELY IMPACTING THE TRADING VALUE OF OUR SECURITIES.

Accounting rules require that we review periodically the carrying value of our oil and natural gas property for possible impairment. Based on specific market factors and circumstances at the time of prospective impairment reviews, and the continuing evaluation of development plans, production data, economics and other factors, we may be required to write down the carrying value of our oil and natural gas property. A write-down could constitute a non-cash charge to earnings. It is likely the cumulative effect of a write-down could also negatively impact the trading price of our securities.

WE MAY INCUR SUBSTANTIAL LOSSES AND BE SUBJECT TO SUBSTANTIAL LIABILITY CLAIMS AS A RESULT OF OUR OIL AND NATURAL GAS OPERATIONS.

We do not currently have insurance for possible risks. Losses and liabilities arising from uninsured events could materially and adversely affect our business, financial condition or results of operations. The oil and natural gas production activities will be subject to all of the operating risks associated with the production of oil and natural gas, including the possibility of:

•	environmental hazards, such as uncontrollable flows of oil, natural gas, brine, well fluids, toxic gas or other pollution into the environment, including groundwater and shoreline contamination;

•	abnormally pressured formations;

•	mechanical difficulties;

•	fires and explosions;

•	personal injuries and death; and

•	natural disasters.

Any of these risks could adversely affect our ability to conduct operations or result in substantial losses to our company. We may elect not to obtain insurance if we believe that the cost of available insurance is excessive relative to the risks presented. In addition, pollution and environmental risks generally are not fully insurable. If a significant accident or other event occurs and is not fully covered by insurance, then it could adversely affect us.

WE COULD NOT ACT AS THE "OPERATOR" ON OUR PROPERTY, AND SO WE ARE EXPOSED TO THE RISKS OF OUR THIRD-PARTY OPERATORS.

We will be relying on the expertise of contracted third-party oil and gas exploration and development operators and third-party consultants for their judgment, experience and advice. We can give no assurance that these third party operators or consultants will always act in our best interests, and we are exposed as a third party to their operations and actions and advice in those properties and activities in which we are contractually bound.

UNLESS WE REPLACE OUR OIL AND NATURAL GAS RESERVES, OUR RESERVES AND PRODUCTION WILL DECLINE, WHICH WOULD ADVERSELY AFFECT OUR CASH FLOWS AND INCOME.

Unless we conduct successful development and exploitation activities or acquire properties containing proved reserves, our reserves when we find them will decline as those reserves are produced. We currently have no proved reserves on our property. Producing oil and natural gas reservoirs generally are characterized by declining production rates that vary depending upon reservoir characteristics and other factors. Our future oil and natural gas reserves and production, and, therefore our cash flow and income, are highly dependent on our success in efficiently developing and exploiting our current reserves and economically finding or acquiring additional recoverable reserves. If we are unable to develop, exploit, find or acquire additional reserves to replace our current and future production, our cash flow and income will decline as production declines, until our existing property would be incapable of sustaining commercial production.

IF ACCESS TO MARKETS IS RESTRICTED, IT COULD NEGATIVELY IMPACT OUR PRODUCTION, OUR INCOME AND ULTIMATELY OUR ABILITY TO RETAIN OUR LEASE AND ANY FUTURE LEASES.

Market conditions or the unavailability of satisfactory oil and natural gas gathering arrangements may hinder access to oil and natural gas markets or delay production. The availability of a ready market for our oil and natural gas production depends on a number of factors, including the demand for and supply of oil and natural gas and the proximity of reserves to pipelines and terminal facilities. The ability to market production depends in substantial part on the availability and capacity of gathering systems, pipelines and processing facilities owned and operated by third parties. Our failure to obtain such services on acceptable terms could materially harm our business.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report, including in the documents incorporated by reference into this report, includes some statement that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our and their management's expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition and results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties' control) or other assumptions.

USE OF PROCEEDS

SELLING STOCKHOLDERS

We will not receive any proceeds from the sale of the 8,400,000 shares by the ten (10) Selling Security Holders. All proceeds from the sale of the shares offered hereby will be for the account of the ten (10) Selling Security Holders, as described below in the sections entitled "Selling Stockholders " and "Plan of Distribution."

With the exception of any brokerage fees and commission which are the obligation of the Selling Stockholders , we are responsible for the fees, costs and expenses of this offering which are estimated to be $35,000, inclusive of our legal and accounting fees, printing costs and filing and other miscellaneous fees and expenses, of which the Company has incurred approximately $25,620 as of December 31, 2013.

PRIMARY OFFERING

Assuming sale of all 5,000,000 of the shares offered herein, of which there is no assurance, the net proceeds from this Offering will be $500,000. The proceeds are expected to be disbursed, in the priority set forth below, during the first twelve (12) months after the successful completion of the Offering:

	100%	70%	40%
Total Proceeds to the Company	$500,000	$350,000	$200,000

Lease of additional Oil & Gas Property	$170,500	$0	$0
Lease of additional working interest	$250,408	$250,704	$107,704
Administration and General Expense	$5,000	$5,000	$5,000
Legal and Accounting	$10,000	$10,000	$10,000
Working Capital	$64,092	$84,296	$77,296

Total Use of Net Proceeds	$500,000	$350,000	$200,000

We will establish a separate bank account and all proceeds will be deposited into that account until the total amount of the Offering is received and all shares are sold, or the minimum of 2,000,000 shares are sold and the Offering expires, at which time the funds will be released to us for use in our operations. In the event we do not sell the minimum number of shares before the expiration date of the Offering, all funds will be returned promptly to the subscribers, without interest or deduction. If it becomes necessary our director has verbally agreed to loan the company funds to complete the registration process, but we will require full funding to implement our business plan.

DILUTION

The common stock sold by the ten (10) Selling shareholders are provided in Item 7 is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to those existing nine shareholders.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of December 31, 2013, the net tangible book value of our shares was $105,844 or approximately $.0044 per share, based upon 23,400,000 shares outstanding.

Upon 100% completion of this Offering, but without taking into account any change in the net tangible book value after completion of this Offering other than that resulting from the sale of all the shares and receipt of the total proceeds of $500,000, the net tangible book value of the 28,400,000 shares to be outstanding will be $605,844, or approximately $0.021 per Share. Accordingly, the net tangible book value of the shares held by our existing stockholders (23,400,000 shares) will be increased by $0.02 per share without any additional investment on their part. The purchasers of shares in this Offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $0.10 per Share) of $0.08 per share. As a result, after completion of the Offering, the net tangible book value of the shares held by purchasers in this Offering would be $0.02 per share, reflecting an immediate reduction in the $0.08 price per share they paid for their shares.

After 100% completion of the Offering, our sole officer and director, Robert Schwarz will own 52% of the total number of share then outstanding, for which he made an initial contribution of $165,000 as interest in mine property which was original cost to the founder, or an average of $0.011 per share. The existing stockholder will own 30% of the total number of shares then outstanding, for which they will have made a cash investment of $8,400, or an average of $0.001 per Share. Upon completion of the Offering, the purchasers of the shares offered hereby will own 18% of the total number of shares then outstanding, for which they will have made cash investment of $500,000, or $0.10 per share.

The following table illustrates the per share dilution to the new investors in the event only a percentage of the shares are sold, and if all the shares are sold, and does not give any effect to the results of any operations subsequent to December 31, 2013:

Percentage of Primary Offering	40%	70%	100%

Proceeds to the Company	$200,000	$350,000	$500,000
Number of Shares	2,000,000	3,500,000	5,000,000

Price Paid by founder	$0.011	$0.011	$0.011
Price Paid per Share by Existing 10 Shareholders	$0.001	$0.001	$0.001
Public Offering Price per Share	$0.10	$0.10	$0.10
Net Tangible Book Value Prior to this Offering	$0.0044	$0.0044	$0.0044
Increase in Net Tangible Book Value per Share Attributable to cash payments from purchasers of the shares offered	$0.012	$0.0169	$0.021
Value per Share Attributable to cash payments from purchasers of the shares offered	$0.10	$0.10	$0.10
Immediate Dilution per Share to New Investors	$0.08	$0.08	$0.08

The following table summarizes the number and percentage of shares purchased the amount and percentage of consideration paid and the average price per Share paid by our existing stockholder and by new investors in this offering if all 5,000,000 shares are sold:

	Total Price Per Share	Number of shares Held	Percent of Ownership	Consideration Paid
Founder	$0.011	15,000,000	52%	$165,000 (interest in Mine property)
Existing Shareholders	$0.001	8,400,000	30%	$8,400
Investors in this offering	$0.100	5,000,000	18%	$500,000

DETERMINATION OF OFFERING PRICE

Primary Offering

The price of the 5,000,000 common shares has been arbitrarily determined by our board of directors. We selected the $0.10 price for the sale of our shares of common stock. The prices at which the shares of common stock covered by the prospectus may actually be sold will be $0.10 per share. There is no assurance that our shares may ever be traded on the OTCBB or any other exchange.

In determining the initial public offering price of the shares we considered several factors including the following:

• our start up status;
• our new business structure and operations as well as lack of client base;
• prevailing market conditions, including the history and prospects for our industry;
• our future prospects and the experience of our management;
• our capital structure.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this Offering.

SELLING STOCKHOLDERS

The common shares being offered for resale by the selling Stockholders  consists of the 8,400,000 shares of our common stock held by 10 shareholders. Such shareholders include the holders of the 8,400,000 shares of its $0.001 par value common stock during June through January of 2014 in a private placement under Rule 506 of the Securities Act of 1933 for $8,400 in cash, or $0.001 per share there are a total of ten individual investors. Due to a lack of operations, management believes the purchase price of $0.001 per share is representative of fair value.  In May of 2013, the Company issued 15,000,000 shares to its founder at $0.011 for purchase of interest in mine property, the founder is not registering any of his shares, nor is he offering to sell any of his shares at this time.

The following table sets forth the name of the selling Stockholders , the number of shares of common stock beneficially owned by each of the selling stockholders as of  April 21, 2014  and the number of shares of common stock being offered by the selling Stockholders . The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

	Name	Shares Beneficially Owned prior to Offering	Shares to be Offered	Shares Beneficially Owned after Offering	Percent Beneficially Owned after Offering
1	Kent Donithan	980,000	980,000	0	0%
2	Tamatha Donithan	500,000	500,000	0	0%
3	Bobby Como	980,000	980,000	0	0%
4	Damon Bottoms	980,000	980,000	0	0%
5	Michael Maley	980,000	980,000	0	0%
6	John Gauen	980,000	980,000	0	0%
7	Joe Issacs	980,000	980,000	0	0%
8	Terry Morrison	960,000	960,000	0	0%
9	Rodney Throgmorton	660,000	660,000	0	0%
10	David Parker	400,000	400,000	0	0%
	TOTAL:	8,400,000	8,400,000

None of the selling shareholders:

•	has had a material relationship with us other than as a shareholder at any time within the past three years; or
•	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates
•	are broker-dealers or affiliated with broker-dealers.

PLAN OF DISTRIBUTION

Primary Offering

We are offering the shares on a "self-underwritten" basis directly through Robert Schwarz, our officer. Mr. Schwarz will not receive any commissions or other remuneration of any kind in connection with his participation in this Offering based either directly or indirectly on transactions in securities.

This Offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. This offering will terminate upon the earlier to occur of (i) 180 days after this registration statement becomes effective with the Securities and Exchange Commission, (ii) the date on which all 5,000,000 shares registered hereunder have been sold. We may, at our discretion, extend the offering for an additional 90 days.

When at least 2,000,000 shares of the Offering are sold and the Offering has expired the funds will be transferred to our business account for use in the implementation of our business plan. If the minimum number of shares are not sold by the expiration date of the Offering, the funds will be promptly returned to the investors (within 3 business days), without interest or deduction.

Mr. Schwarz will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.

1. Mr. Schwarz is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation;

2. Mr. Schwarz will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3. Mr. Schwarz is not, nor will he be at the time of participation in the Offering, an associated person of a broker-dealer; and

4. Mr. Schwarz meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the Offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Mr. Schwarz does not intend to purchase any shares in this Offering.

If applicable, the shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

In addition and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

We will not use public solicitation or general advertising in connection with the Primary Offering. This Primary Offering will continue for the longer of: (i) 180 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 5,000,000 shares registered hereunder have been sold. We may at our discretion extend the offering for an additional 90 days.

DEPOSIT OF OFFERING PROCEEDS OF PRIMARY OFFERING

We are offering for sale a minimum of 2,000,000 and a maximum of 5,000,000 shares of common stock at a price of $0.10 per share. We will not be able to spend any of the proceeds unless the minimum number of shares is sold and the Offering expires. We intend to hold all funds collected in a standard bank account until the total amount of $500,000 has been received and the Offering is closed or the minimum shares are sold and the Offering expires. At that time, the funds will be transferred to our business account for use in the implementation of our business plan. In the event the minimum numbers of shares are not sold out prior to the Expiration Date, all money will be promptly returned to the investors, without interest or deduction within 3 business days.

We determined the use of the standard bank account was the most efficient use of our current limited funds. Please see the risk factor section to read the related risk to you as a purchaser of any shares.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION OF PRIMARY OFFERING

If you decide to subscribe for any of the 5,000,000 shares in this Primary Offering, you will be required to execute a Subscription Agreement and tender it, together with a check, bank draft or cashier's check payable to the company. Subscriptions, once received by the company, are irrevocable. All checks for subscriptions should be made payable to Texas Jack Oil & Gas Corporation.

SELLING STOCKHOLDERS

The ten (10) selling security holders may sell some or all of their shares at a fixed price of $0.001 per share until our shares are quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTC Bulletin Board, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

Once a market has developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders, who may be deemed to be underwriters, directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

●	ordinary brokers transactions, which may include long or short sales,
●	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,
●	through direct sales to purchasers or sales effected through agents,
●	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
●	any combination of the foregoing.

In addition, the ten (10) selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. To our best knowledge, none of the selling security holders are broker-dealers or affiliates of broker dealers.

We will advise the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $35,000. The majority of these expenses have already been paid and are included in the financial statement.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering pursuant to FINRA Rule 2710.

If our common stock becomes listed on the OTCBB it will have an effect on our liquidity. Our liquidity may be negatively impacted by the significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly.

Additionally, our stock is a penny stock. Burdens are imposed upon broker-dealers by penny stock requirements that may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

SELLING STOCKHOLDERS

The ten (10) Selling Security Holders may also sell shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating as agent in such transactions may receive a commission from the Selling Security Holders or, if they act as agent for the purchaser of such common stock, a commission from the purchaser. The Selling Security Holders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. We can provide no assurance that all or any of the common stock offered will be sold by the Selling Security Holder.

If, after the date of this prospectus, the Selling Security Holder enters into an agreement to sell their shares to a broker-dealer as principal and the broker-dealer is acting as an underwriter, we will need to file a post-effective amendment to the registration statement of which this prospectus is a part. We will need to identify the broker-dealer, provide required information on the plan of distribution, and revise the disclosures in that amendment, and file the agreement as an exhibit to the registration statement. Also, the broker-dealer would have to seek and obtain clearance of the underwriting compensation and arrangements from FINRA.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; there is an exemption from such registration or if there is a qualification requirement available and with which Texas Jack Oil & Gas Corporation has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934 (the "1934 Act"); and (ii) enable our common stock to be traded on the OTC Bulletin Board. We believe that the registration of the resale of shares on behalf of the existing security holder may facilitate the development of a public market in our common stock if our common stock is approved for trading on the OTC Bulletin Board.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors. We will at some point in the near future need to raise additional capital through private placement offerings. We believe that obtaining reporting company status under the 1934 Act and trading on the OTC Bulletin Board should increase our ability to raise these additional funds from investors.

The Selling Security Holder and any broker-dealers or agents must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the Selling Security Holder is engaged in a distribution of the common stock, and therefore be considered to be an underwriter, she must comply with applicable law and may, among other things may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, she must comply with applicable law and may, among other things:

•	Not engage in any stabilization activities in connection with our common stock;
•	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and,
•	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

There is no assurance that the Selling Security Holder will sell any or all of the shares offered by her. Under the securities laws of certain states, the shares may be sold in such states only through registered or licensed broker/dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is met. There are no pre-existing contractual agreements for any person to purchase the shares.

Of the 23,400,000 shares of common stock outstanding as of April 21 , 2014, 15,000,000 shares are owned by our sole officer and director Robert Schwarz. And the remaining 8,400,000 are held by 10 individuals (See selling shareholders listed above).

Dividends

We have not declared any cash dividends, nor do we intend to do so. We are not subject to any legal restrictions respecting the payment of dividends, except that they may not be paid to render us insolvent. Dividend policy will be based on our cash resources and needs, and it is anticipated that all available cash will be needed for our operations, in the foreseeable future.

Section 15(g) of the Exchange Act

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules. Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker-dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the FINRA's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker-dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Our securities are not listed on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, the Company intends to provide an annual report to our security holders, which will include audited financial statements.

When we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is www.sec.gov .

There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULT OF OPERATIONS

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

We are a development stage corporation and have not yet generated or realized any revenues from our business operations.

Our auditors have raised substantial doubt as to our ability to continue as an on-going business for the next 12 months. We have not generated any revenue and have only begun to develop our business plan, website and sales literature.

GENERAL OVERVIEW

DESCRIPTION OF BUSINESS

We are an exploration stage company with limited revenues and operating history. Our independent auditor has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern. We currently own a 3% working interest in one well the Bright 1H, which was drilled in late summer of 2012 and was completed and placed into production in October 2012. The well has been drilled with lateral lines that are approximately 2,000 feet in length. There are a total of three producing wells on this property however Texas Jack only has an interest in one well the Bright 1H.

The Company is reviewing its next project where Texas Jack would purchase a 3% working interest in a lease operated by 3-Ten located in Jack County Texas. At this time Texas Jack has not purchased the working interest or entered into any contracts with operator.

Our focus for the current fiscal year will be on further locating and developing new working interests, while continuing to pursue acquisition of new leases and/or existing oil and gas wells which have potential for production, if revenues warrant.

GENERAL INFORMATION ABOUT OUR CURRENT WORKING INTEREST.

ACQUISITION OF THE 3% WORKING INTEREST.

On October 1, 2012,  Texas Permian Partners Oil &  Gas, Inc., (“Texas Permian”) a Nevada Corporation, for whom Robert Schwarz, now President of Texas Jack was sole officer, director and shareholder, purchased the 3% working interest in the Bright 1H well from Southlake Energy for $165,000 with funds provided by Robert Schwarz.. On May 1, 2013 the President of the Company executed an assignment agreement with Southlake Energy the operator of the well which transferred the 3% working interest in one well the 3 Bright1H well located in Jack County Texas to Texas Jack Oil & Gas Corporation. This assignment was authorized and approved by Texas Permian, which also authorized that any consideration for said assignment  was to be given to Robert Schwarz as an individual for services rendered to Texas Permian. The 3% working interest in the Bright 1H well,  was drilled in late summer of 2012 and was completed and placed into production in October 2012. The well has been drilled with lateral lines that are approximately 2,000 feet in length. The Bright 1H well is further described as being situated on 87.03 acres of land of situated within the S.R. Halley Survey, Abstract No. 1748, Jack County, Texas, said 87.03 acres being out of and part of a 325.45 acre tract of land described in a Deed to Edwin B. Bright et ux. Recorded in Volume 333, Schwarz 645 of the Official Public Records of Jack County, Texas. The well was drilled late summer of 2012 and put into production October 2012 and is currently producing approximately 100 barrels of oil per month.

The consideration for the assignment was $165,000 being original cost to the founder. The well was drilled late summer of 2012 and put into production October 2012 and is currently producing approximately 100 barrels of oil per month.

LOCATION, ACCESS, CLIMATE, LOCAL RESOURCES & INFRASTRUCTURE

General Area: The Bright 1H well is further described as being situated on 87.03 acres of land of situated within the S.R. Halley Survey, Abstract No. 1748, Jack County, Texas, said 87.03 acres being out of and part of a 325.45 acre tract of land described in a Deed to Edwin B. Bright et ux. Recorded in Volume 333, Schwarz 645 of the Official Public Records of Jack County, Texas. (see attached Plat below)

[MAP SHOWING Bright 1H in Jack County Texas]

Jack County, in north central Texas, is bordered by Clay, Archer, and Montague counties to the north, Young County to the west, Palo Pinto and Parker counties to the south, and Wise County to the east. Jacksboro, the county seat and the largest town in the county, is sixty miles southeast of Wichita Falls and seventy miles northwest of Fort Worth. The county's center is at 98°10' west longitude and 33°12' north latitude. As of the 2010 census its population was 9,044. Its county seat is Jacksboro. Jack County is named for Patrick Churchill Jack and his brother William Houston Jack, both soldiers of the Texas Revolution.

The county's 920 square miles is forested mainly by mesquite, live oak, blackjack oak, and post oak, with pecan, elm, walnut, and cottonwood trees along the waterways. The altitude increases from east to west and ranges from 800 feet to 1,350 feet. The West Fork of the Trinity River cuts across Jack County diagonally from northwest to southeast and provides the main drainage for the county. Among other creeks are East Rock, Howard, Lost, Crooked, the North Fork of Crooked, Little Cleveland, the West Fork of Keechi, Two Bush, and Henderson. Lake Bridgeport and Lake Jacksboro are in the county. Mineral resources include petroleum, natural gas, and stone.

History: Before white settlement Jack County was a borderland between the Caddo Indians to the east and the Comanches to the west. The first Europeans to visit the area may have been Spaniards under Franciso Vasquez de Coronado in the sixteenth century, but they made no permanent settlements. Jack County was included in the Texan Emigration and Land Company, more commonly known as the Peters colony. Settlers began arriving in the future county by 1855, and by 1856 the first settlement, Keechi, was established. Early settlers entering Jack County came mainly from the middle South states, primarily Alabama, North Carolina, Arkansas, Missouri, and Kentucky, many by way of Smith County or other parts of Texas.

Cattle ranching dominated the county's economy during its early years. The first cattle drive north from Jack County was made in 1866, and by 1890 there were 68,756 cattle in the county. After large-scale farming was introduced in the late 1870s, the number of farms grew rapidly, increasing from 945 in 1880 to 1,888 in 1910. The dominant crop in the county's early years was corn, with 115,761 bushels harvested in 1880 and 663,490 bushels in 1900. During the late 1880s and 1890s oats and wheat were introduced, and by 1920 Jack County was a leading producer of grains; in that year county farmers grew 498,250 bushels of oats, 249,643 bushels of corn, and 351,819 bushels of wheat. Cotton was also grown in considerable quantities after 1890, and by the early 1920s the annual yield was 6,000 bales. Despite the growth of crop farming, livestock raising continued to play an important role in the county's economic life. Revenue from cattle remained an important source of income for many farmers and ranchers, and receipts from poultry and egg production grew throughout the early decades of the twentieth century.

Oil, discovered near Bryson in 1923, set off a small boom, as numerous oilfield workers and others attracted by the prospects of easy money moved in. Nevertheless the population of the county as a whole declined steadily after 1915, largely as the result of a series of agricultural busts. The population, which reached a peak of 11,817 in 1910, fell to 9,863 in 1920 and 9,046 in 1930. Income from oil helped some cash-poor farmers to settle debts and survive the lean years of the Great Depression, but many others were forced to sell their farms and equipment and try their hands at something else. The economy began to recover during World War II, but subsequently the population declined slowly. Between 1940 and 1990 the number of residents fell from 10,206 to 6,981. In the early 1990s cow and calf operations provided the largest source of agricultural receipts; the leading crop was wheat. The sale of firewood also provided important income. Leading industries included petroleum production and oil-well servicing. Oil production steadily increased to 1,800,000 barrels annually in the early 1990s. Production began to decline thereafter, however. A little over 706,000 barrels of oil and 12,131,871 cubic feet of gas-well gas were produced in the county in 2004; by the end of that year 203,811,409 barrels of oil had been taken from county lands since 1923.

BIBLIOGRAPHY:

Thomas F. Horton, History of Jack County (Jacksboro, Texas: Gazette Print, 193-?).

Ida Lasater Huckabay, Ninety-Four Years in Jack County (Austin: Steck, 1949; centennial ed., Waco: Texian Press, 1974).

Jack County Scrapbook, Dolph Briscoe Center for American History, University of Texas at Austin.

Gilbert Webb, comp., Four Score Years in Jack County, 1860–1940 (Jacksboro, Texas, 1940).

MARKETS

The availability of a ready market and the prices obtained for produced oil depends on many factors, including the extent of domestic production and imports of oil, the proximity and capacity of pipelines and other transportation facilities, fluctuating demand, the marketing of competitive fuels, and the effects of governmental regulation on production and sales. A ready domestic market for oil exists because of the presence of pipelines for transport. The existence of an international market exists depends upon the presence of international delivery systems and political and pricing factors.

If we are successful in the continuing production of oil with the one well the Bright 1H and possible additional property, the operator of our one well the Bright 1H will continue to target refiners, remarketers and third party intermediaries, who either have, or have access to, consumer delivery systems. Southlake the third –party operator will continue to sell the oil from our one well the Bright 1H under both short-term (less than one year) and long-term (one year or more) agreements at prices negotiated with third parties. Currently Spears Oil, a third party operator, picks up the oil from the Bright 1H and sells it to Shell Oil Company. The price is based upon a 20-day floating average. Typically either the entire contract (in the case of short-term contracts) or the price provisions of the contract (in the case of long-term contracts) are renegotiated at intervals ranging in frequency from daily to annually.

We have not yet adopted any specific sales and marketing plans. However, as we purchase future properties and or working interests, the need to hire marketing personnel will be addressed.

COMPETITION

We operate in a highly competitive environment for acquiring properties, modernizing existing wells and marketing oil that is produced. The majority of our competitors possess and employ financial, technical and personnel resources substantially greater than ours, which can be particularly important in the areas in which we plan to operate. Those companies may be able to pay more for productive properties and exploratory prospects and to evaluate, bid for and purchase a greater number of properties and prospects than our financial resources permit. Our ability to acquire additional prospects and to find and develop reserves in the future will depend on our ability to evaluate and select suitable properties and to consummate transactions in a highly competitive environment. Also, there is substantial competition for capital available for investment in the oil and natural gas industry.

Current competitive factors in the domestic oil and gas industry are unique. The actual price range of crude oil is largely established by major international producers. Pricing for natural gas is more regional; however, more favorable prices can usually be negotiated for larger quantities of oil and/or gas product. In this respect, while we believe we have a price disadvantage when compared to larger producers, we view our primary pricing risk to be related to a potential decline in international prices to a level which could render our production uneconomical.

We will be committed to use the services of the existing gathering companies in our present area of production. This potentially gives such gathering companies certain short-term relative monopolistic powers to set gathering and transportation costs, because obtaining the services of an alternative gathering company may require substantial additional costs.

General competitive conditions may be substantially affected by various forms of energy legislation and/or regulation introduced from time to time by the governments of the United States and other countries, as well as factors beyond our control, including international political conditions, overall levels of supply and demand for oil and gas, and the markets for synthetic fuels and alternative energy sources.

In the face of competition, we may not be successful in acquiring, exploring or developing profitable oil and gas properties or interests, and we cannot give any assurance that suitable properties or interests will be available for our acquisition, exploration or development. Despite this, we hope to compete successfully in the industry by:

• keeping our costs low;
• relying on the strength of our President’s contacts; and
• using our size and experience to our advantage by adapting quickly to changing market conditions or responding swiftly to potential opportunities.

DISTRIBUTION METHODS

The oil that we produce is distributed through oil gathering companies. The contract operator, Southlake energy, will make the arrangements with the gathering companies.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceeding.

REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

SOURCE AND AVAILABILITY OF RAW MATERIALS

We have no significant raw materials. However, if we are successful in our plan of operations we may make use of numerous oil field service companies. We currently only have 3% working interest in one well lease in Jack County Texas, there are numerous oil field service companies.

MAJOR CUSTOMERS

We will principally sell our oil through our operator to marketers and other purchasers that have access to nearby pipeline facilities. Generally, in areas where there is no practical access to pipelines, oil is trucked to storage facilities. We believe that the loss of any of these oil purchasers would not materially impact our business, because we could readily find other purchasers for our oil as produced.

PATENTS, TRADEMARKS, FRANCHISES, ROYALTY AGREEMENTS OR LABOR CONTRACTS

We have no patents, trademarks, licenses, concessions, or labor contracts.

COMPLIANCE WITH GOVERNMENT AND ENVIRONMENTAL REGULATIONS OF TRANSPORTATION OF OIL

The sales of crude oil are not currently regulated and are made at negotiated prices. Nevertheless, Congress could reenact price controls in the future.

Our sales of crude oil will be affected by the availability, terms and cost of transportation. The transportation of oil in common carrier pipelines is also subject to rate regulation. The Federal Energy Regulatory Commission, or the FERC, regulates interstate oil pipeline transportation rates under the Interstate Commerce Act. Intrastate oil pipeline transportation rates are subject to regulation by state regulatory commissions. The basis for intrastate oil pipeline regulation, and the degree of regulatory oversight and scrutiny given to intrastate oil pipeline rates, varies from state to state.

Insofar as effective interstate and intrastate rates are equally applicable to all comparable shippers, we believe that the regulation of oil transportation rates will not affect our operations in any way that is of material difference from those of our competitors. Further, interstate and intrastate common carrier oil pipelines must provide service on a non-discriminatory basis. Under this open access standard, common carriers must offer service to all shippers requesting service on the same terms and under the same rates. When oil pipelines operate at full capacity, access is governed by pro-rationing provisions set forth in the pipelines' published tariffs. Accordingly, we believe that access to oil pipeline transportation services generally will be available to us to the same extent as to our competitors.

REGULATION OF PRODUCTION

The production of oil is subject to regulation under a wide range of local, state and federal statutes, rules, orders and regulations. Federal, state and local statutes and regulations require permits for drilling operations, drilling bonds and reports concerning operations. All states, in which we may operate in the future, have regulations governing conservation matters, including provisions for the unitization or pooling of oil properties, the establishment of maximum allowable rates of production from oil wells, the regulation of well spacing, and plugging and abandonment of wells. The effect of these regulations is to limit the amount of oil that can be produced from wells and to limit the number of wells or the locations, although companies can apply for exceptions to such regulations or to have reductions in well spacing. Moreover, each state generally imposes a production or severance tax with respect to the production and sale of oil within its jurisdiction.

The failure to comply with these rules and regulations can result in substantial penalties. Our competitors in the oil industry are subject to the same regulatory requirements and restrictions that affect our operations.

ENVIRONMENTAL REGULATION

Oil exploration, development and production operations are subject to stringent federal, state and local laws and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection. Historically, most of the environmental regulation of oil production has been left to state regulatory boards or agencies in those jurisdictions where there is significant oil production, with limited direct regulation by such federal agencies as the Environmental Protection Agency. However, while we believe this generally to be the case for our production activities in Texas, there are various regulations issued by the Environmental Protection Agency ("EPA") and other governmental agencies that would govern significant spills, blow-outs, or uncontrolled emissions.

At the federal level, among the more significant laws and regulations that may affect our business and the oil and gas industry are: The Comprehensive Environmental Response, Compensation and Liability Act of 1980, also known as "CERCLA" or Superfund; the Oil Pollution Act of 1990; the Resource Conservation and Recovery Act, also known as "RCRA"; the Clean Air Act; Federal Water Pollution Control Act of 1972, or the Clean Water Act; and the Safe Drinking Water Act of 1974.

Compliance with these regulations may constitute a significant cost and effort for us. No specific accounting for environmental compliance has been projected by us at this time. We are not presently aware of any environmental demands, claims, or adverse actions, litigation or administrative proceedings in which our acquired property is involved or subject to, or arising out of any predecessor operations.

In the event of a breach of environmental regulations, these environmental regulatory agencies have a broad range of alternative or cumulative remedies which include: ordering a clean-up of any spills or waste material and restoration of the soil or water to conditions existing prior to the environmental violation; fines; or enjoining further drilling, completion or production activities. In certain egregious situations the agencies may also pursue criminal remedies against us or our principal officers.

RESEARCH AND DEVELOPMENT

Since our inception to the date of this Prospectus, we have not spent any money on research and development activities. President, through Texas Permian, paid $165,500 for the 3% working interest lease on the Bright 1H lease property which we obtained by assignment from Texas Permian.  The President of the Company, through Texas Permian, paid $165,000 for the 3% working interest in the year 2012 and said interest was assigned to Texas Jack in May of 2013 in exchange of 15,000,000 shares of the Company common stock being provided to Robert Schwarz.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

Our only employee is our sole officer, Robert Schwarz. Mr. Schwarz currently devotes 5-10 hours per week to the Company matters and after receiving funding he plans to devote as much time as the board of directors determines is necessary to manage the affairs of the company. There are no formal employment agreements between the company and our current employee.

REPORTS TO SECURITY HOLDERS

Any member of the public may read and copy any materials filed by us with the Securities and Exchange Commission at the Securities and Exchange Commission's Public Reference Room at 100 F Street, N.E. Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-732-0330. The Securities and Exchange Commission maintains an internet website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission.

DESCRIPTION OF PROPERTY

We do not currently own any property. The Company utilizes space at the home of our officer and director at 15 Belfort, Newport Coast, California, 92657. The telephone number is 949-706-3628. The office space is provided at no charge to the Company. Management believes the current premises are sufficient for its needs at this time.

We currently have no investment policies as they pertain to real estate, real estate interests or real estate mortgages.

DESCRIPTION OF BRIGHT 1H WORKING INTEREST

On October 1, 2012 the President of Texas Jack, through Texas Permian, purchased the 3% working interest from Southlake Energy for $165,000. On May 1, 2013 the President of the Company executed an assignment agreement with Southlake Energy third-party operator which transferred the 3% working interest in the 3 Bright 1H well located in Jack County Texas to Texas Jack Oil & Gas Corporation. The 3% working interest in the Bright 1H, which was drilled in late summer of 2012 and was completed and placed into production in October 2012. The well has been drilled with lateral lines that are approximately 2,000 feet in length. The Bright 1H well is further described as being situated on 87.03 acres of land of situated within the S.R. Halley Survey, Abstract No. 1748, Jack County, Texas, said 87.03 acres being out of and part of a 325.45 acre tract of land described in a Deed to Edwin B. Bright et ux. Recorded in Volume 333, Schwarz 645 of the Official Public Records of Jack County, Texas.

PLAN OF OPERATION

THIS SECTION OF THE PROSPECTUS INCLUDES A NUMBER OF FORWARD-LOOKING STATEMENTS THAT REFLECT OUR CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND FINANCIAL PERFORMANCE. FORWARD-LOOKING STATEMENTS ARE OFTEN IDENTIFIED BY WORDS LIKE: BELIEVE, EXPECT, ESTIMATE, ANTICIPATE, INTEND, PROJECT AND SIMILAR EXPRESSIONS, OR WORDS WHICH, BY THEIR NATURE, REFER TO FUTURE EVENTS. YOU SHOULD NOT PLACE UNDUE CERTAINTY ON THESE FORWARD-LOOKING STATEMENTS, WHICH APPLY ONLY AS OF THE DATE OF THIS PROSPECTUS. THESE FORWARD-LOOKING STATES ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM HISTORICAL RESULTS OR OUT PREDICTIONS.

RESULTS OF OPERATIONS

March 7, 2013 (inception) to December 31, 2013

During this period we incorporated the Company, hired an attorney, and an independent auditor for the preparation of this registration statement. We have prepared an internal business plan. Our net loss since inception is as a result of incurring expenses totaling $70,249 and relating to the filing of this registration statement.

At inception, we issued 15,000,000 shares of common stock to our sole officer and director, Mr. Robert Schwarz for approximately value of $165,000. From May 2013 through January of 2014 we sold 8,400,000 shares of common stock to 10 investors for a total of $8,400. All of these shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act"). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the foregoing investor had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

The following tables and narrative discussion set forth key components of our results of operations for the period indicated, in dollars, and key components of our revenue for the period indicated, in dollars.

			For the Period
	For the	For the	From March 7, 2013
	Three Months ended	Six Months ended	(inception) through
	December 31,	December 31,	December 31,
	2013	2013	2013

Revenue	$2,122	$3,697	$3,697

Operating expenses:
Selling, general and administrative expenses	3,178	34,298	68,717

Total operating expenses	3,178	34,298	68,717

Net Operating Loss	(1,056)	(30,601)	(65,020)

Other expense
Interest expense	2,037	4,046	5,229
Total other expenses	2,037	4,046	5,229

Loss before provision for income taxes	(3,093)	(34,647)	(70,249)

Provision for income taxes	-	-	-

Net income (loss)	$(3,093)	$(34,647)	$(70,249)

Net income (loss) per share - basic	$(0.00)	$(0.00)

Net income (loss) per share - diluted	$(0.00)	$(0.00)

Weighted average shares outstanding - basic	23,000,000	23,000,000

Weighted average shares outstanding - diluted	23,000,000	23,000,000

We are an exploration stage company and have generated $3,697 in revenues since inception (March 7, 2013) and have incurred 70,249 in expenses since inception (March 7, 2013) through December 31, 2013. We received interest in mine property valued at $165,000 through the issuance of common stock to Robert Schwarz, our officer and director, who accepted 15,000,000 shares of our common stock at $0.011 per share in May 2013, as a result of the assignment of the 3% working interest of Southlake Energy’s Bright 1 H Well from Texas Permian. From May 1, 2013 to January 2014 the Company sold additional 8,400,000 shares to 10 investors for consideration of $8,400 or $0.001 per share.

For the three and six months ended December 31, 2013 and for the period March 7, 2013 (date of inception) to December 31, 2013, we had $2,122, 3,697 and $3,697 in revenues, respectively and incurred $3,178, $34,298 and $68,717 in selling, general and administrative expenses respectively and $2,037, $4,046 and $5,229 in Interest expense, respectively.

The following table provides selected financial data about our Company from March 7, 2013 (date of inception) through December 31, 2013.

Balance Sheet Data:	As of June 30, 2013	As of December 31, 2013

Cash	$42,681	$1,380

Total assets	$254,581	$223,980
Total liabilities	$117,183	$121,229
Shareholders' equity	$137,398	$102,751

Our cash balance at December 31, 2013 was $1,380. Our cash balance and revenues generated from the well lease may not be sufficient to cover the expenses we will incur during the next twelve months in a limited operations scenario. If we experience a shortage of funds we may utilize funds from our director, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees, however he has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to achieve our business plan goals, we will need additional funding. We are an exploration stage company and have generated $3,697 in revenue to date. We have issued 15,000,000 shares of the Company common stock valued at $165,000 to our President against transfer of interest in mine property and $8,400 to ten investors in equity securities and borrowed $71,000 from a shareholder, borrowed $45,000 from an additional lender and borrowed $5,000 from a shareholder to pay for our minimum level of operations.

Our auditor has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have only generated limited revenues from our oil sales.

Our plan of operation for the twelve months following the date of this prospectus is to continue selling the oil and gas from our present working interest, while also searching for other appropriate working interest and leases. We will be primarily seeking other leases with existing production however we will not limit ourselves to only those wells if another oil or gas opportunity presents itself that Management believes would be in the best interests of the shareholders.

Management feels the Company’s continuation as a going concern depends upon its ability to obtain additional sources of capital and financing. Specifically, management intends to raise additional permanent capital through debt instruments such as bank loans, or private financing. The goal of this effort is to provide working capital for the next year. Our twelve month operating plan is dependent on raising additional permanent capital through equity security sales, debt instruments, and private financing in the amount of $50,000. Presently we do not have any existing sources or plans for financing.

The specific steps that we intend to take to try to secure the required $50,000 are as follows:

(1)
We will first attempt to obtain a bank loan for the $50,000. In doing so, we will approach various banks to ascertain and compare various terms and conditions of such a loan, including interest rates, length of the loan, payment schedules, and the overall costs incurred for same. We will then choose the bank that we believe offers the best arrangements for us regarding said loan. We will then submit our application, which may also include the submittal of a business plan that we will prepare. In the event the initial bank does not approve and issue a loan, then we will move on to another bank and continue with such efforts until such time as it is determined by us that such an approach will not succeed. We anticipate that such an effort can be commenced and completed within the first 60 to 90 days. As of the date of filing we have not approached a bank at this time.

(2)
In the event we are not able to obtain a bank loan for $50,000 we will then attempt to obtain such funds through a private financing source. We will search for reliable sources for private financing, and research them by ascertaining their reputation in their field of business, the length of time being in business, and sources of their funding. We will then choose those private financing sources that we feel confidence in and approach then to ascertain and compare various terms and conditions of such a loan, including interest rates, length of the loan, payment schedules, and the overall costs incurred for same. We will then choose the private financing source that we believe offers the best arrangements for us regarding said loan. We will then submit our application, which may also include the submittal of a business plan that we will prepare. In the event the initial private financing source does not approve and issue a loan, then we will move on to another private financing source and continue with such efforts until such time as it is determined by us that such an approach will not succeed. We anticipate that such an effort can be commenced and completed within the first 60 days.

If we are able to obtain debt financing of $50,000 we plan to allocate the funds as stated below.

•	$10,000 toward marketing materials which include filers, broachers, direct marketing and mailing costs.
•	$10,000 towards costs associated with public company reporting requirements
•	$5,000 related to expenses associated with newly applicable corporate governance requirements.
•	$15,000 for software and hardware to develop an internet site,
•	$10,000 for program administration and working capital

In addition to the $50,000 need for the operating plan the company will need approximately $10,000 for completing this registration.

If we are unable to raise the entire $50,000 from our Offering we would adjust our spending based on the amount of funds available. We may forgo the purchase of another lease until we are able to accumulate enough from revenue to allow us to purchase an additional working interest, assuring that we meet our corporate and disclosure obligations so that we remain in good standing with the State of Nevada and maintain our status as a reporting issuer with the SEC.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are an exploration stage corporation and have generated limited revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns due to price and cost increases in services.

To become profitable and competitive, we must continue to receive revenues from our current working interest and find other profitable properties in which we will invest. We believe that our current cash balance and revenue will allow us to operate for one year based on our current limited operations.

LIQUIDITY AND CAPITAL RESOURCES

We believe that our existing sources of liquidity will not be sufficient to fund our operations, anticipated capital expenditures, working capital and other financing requirements for at least the next twelve months. In the event the Company is unable to achieve profitable operations in the near term, it may require additional equity and/or debt financing, or reduce expenses, to reduce such losses. However, we cannot assure that such financing will be available to us on favorable terms, or at all. We will continue to monitor our expenditures and cash flow position and however at sometime in the future we may need to obtain additional financing to complete our business plan. There is no assurance that we will be able to obtain such financing if needed and the failure to do so could negatively impact the viability of our company to continue with this business and the business may fail.

We are paying the expenses of the offering because we seek to (i) become a reporting company with the Commission under the Securities Exchange Act of 1934 (the "1934 Act"); and (ii) enable our common stock to be traded on the OTC Bulletin Board. We believe that the registration of the resale of shares on behalf of our existing security holders may facilitate the development of a public market in our common stock if our common stock is approved for trading on the OTC Bulletin Board.

To meet our need for cash we are attempting to raise additional permanent capital through debt instruments such as bank loans, or private financing. We cannot guarantee that we will be able to obtain debt financing. Our director has agreed to advance funds as needed until the Offering is completed or failed. While he has agreed to advance the funds, the agreement is verbal and is unenforceable as a matter of law.

We have issued 15,000,000 shares of the Company common stock valued at $165,000 to our President against transfer of interest in mine property and $8,400 to ten investors in equity securities.

From June 2013 through January of 2014 additional 8,400,000 shares were issued to 10 individuals for consideration of $8,400 or $0.001 per share.

On April 15, 2013, the Company received $71,000 on issuance of 8% unsecured promissory note from one of the shareholder, which is due on April 15, 2014. Total interest expenses for the three and six months ended December 31, 2013 on the above loan was $1,432 and $2,833, respectively; total accrued interest as of December 31, 2013 is $2,584.  The default rate of interest is 1.5% per month.

On June 7, 2013, the Company received $40,000 on issuance of 5% unsecured promissory note, which is due on November 30, 2014 and subsequently extended to June 1, 2014.  During the three and six months ended December 31, 2013, the Company recorded interest expense of $605 and $1,112, respectively, on this note; total accrued interest as of December 31, 2013 is $1,112.

During the three months and six months ended December 31, 2013, the Company received $5,000 on issuance of 8% unsecured promissory note, which is due on September 5, 2014 Default rate of interest is 1.5% per month. During the three and six months ended December 31, 2013, the Company recorded interest expense of $0 and $101, respectively, on this note; total accrued interest as of December 31, 2013 is $101.

The Company, as of December 31, 2013, had a working capital deficit of $119,849.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

SIGNIFICANT ACCOUNTING POLICIES

ACCOUNTING BASIS

The statements were prepared following generally accepted accounting principles of the United States of America consistently applied. The Company's fiscal year end is June 30.

The accompanying financial statements have been prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America and are presented in U.S. dollars. The Company is currently an exploration stage enterprise. An exploration stage enterprise is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from. All losses accumulated since the inception of the business have been considered as part of its exploration stage activities.

USE OF ESTIMATES

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

CASH AND CASH EQUIVALENTS

Cash equivalents include short-term, highly liquid investments with maturities of three months or less at the time of acquisition. The Company had $1,380 in cash at December 31, 2013.

INVESTMENTS IN OIL AND GAS PROPERTY

The Company is an exploration stage oil and gas company and expects to receive some revenue from its operations. In May 2013 the Company issued shares valued at $165,000 for 3% working interest in one well the Bright 1H  located in Jack County Texas.

The Company follows the successful efforts method of accounting for its oil and gas activities. Under the successful efforts method, lease acquisition costs and all development costs are capitalized. Exploratory drilling costs are capitalized until the results are determined. If proved reserves are not discovered, the exploratory drilling costs are expensed. Other exploratory costs, such as seismic costs and other geological and geophysical expenses, are expensed as incurred. Depletion of capitalized oil and gas well costs is provided using the units of production method based on estimated proved developed oil and gas reserves of the respective oil and gas properties.

To date, exploration costs have been expensed as incurred. To date the Company has not established any proven or probable reserves on its property.

REVENUE RECOGNITION

The Company is still in the exploration stage and has realized only limited revenues. The Company recognizes revenue when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is reasonably assured.

INCOME TAXES

The Company accounts for its income taxes in accordance with FASB Accounting Standards Codification ("ASC") No.740, "Income Taxes". Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

FINANCIAL INSTRUMENTS

Fair value measurements are determined based on the assumptions that market participants would use in pricing an asset or liability. ASC 820-10 establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. FASB ASC 820 establishes a fair value hierarchy that prioritizes the use of inputs used in valuation methodologies into the following three levels:

• Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets. A quoted price in an active market provides the most reliable evidence of fair value and must be used to measure fair value whenever available.

• Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

• Level 3: Significant unobservable inputs that reflect a reporting entity's own assumptions about the assumptions that market participants would use in pricing an asset or liability. For example, level 3 inputs would relate to forecasts of future earnings and cash flows used in a discounted future cash flows method.

The recorded amounts of financial instruments, including cash equivalents and accounts payable approximate their market values as of December 31, 2013.

NET LOSS PER SHARE

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

SHARE BASED EXPENSES

The Company records stock based compensation in accordance with the guidance in ASC Topic 718 which requires the Company to recognize expenses related to the fair value of its employee stock option awards. This eliminates accounting for share-based compensation transactions using the intrinsic value and requires instead that such transactions be accounted for using a fair-value-based method. The Company recognizes the cost of all share-based awards on a graded vesting basis over the vesting period of the award.

Expected Purchase or Sale of Significant Equipment

We do not anticipate the purchase or sale of any significant equipment; as such items are not required by us at this time or in the next twelve months.

Additional Disclosure of Outstanding Share Data

As of April 21, 2014 , we had 23,000,000 shares of common stock issued and outstanding.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We know of no material, active or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceedings or pending litigation. There are no proceedings in which our director, officer, or affiliate, or any registered beneficial shareholder are an adverse party or has a material interest adverse to us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

Our common stock is not traded on any exchange. We intend to apply to have our common stock quoted on the OTC Bulletin Board once this Prospectus has been declared effective by the SEC; however, there is no guarantee that we will obtain a listing.

There is currently no trading market for our common stock and there is no assurance that a regular trading market will ever develop. OTC Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers. OTC Bulletin Board issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

To have our common stock listed on any of the public trading markets, including the OTC Bulletin Board, we will require a market maker to sponsor our securities. We have not yet engaged any market maker to sponsor our securities, and there is no guarantee that our securities will meet the requirements for quotation or that our securities will be accepted for listing on the OTC Bulletin Board. This could prevent us from developing a trading market for our common stock.

HOLDERS

As of the date of this Prospectus there are eleven (11) holders of record of our common stock.

DIVIDENDS

To date, we have not paid dividends on shares of our common stock and we do not expect to declare or pay dividends on shares of our common stock in the foreseeable future. The payment of any dividends will depend upon our future earnings, if any, our financial condition, and other factors deemed relevant by our Board of Directors.

EQUITY COMPENSATION PLANS

As of the date of this Prospectus we did not have any equity compensation plans.

REGULATION M

Our officer and director, who will offer and sell the shares, is aware that he is required to comply with the provisions of Regulation M, promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officer and director, sales agent, any broker-dealer or other person who participate in the distribution of shares in this Offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The Company’s Chief Executive Officer, President, Chief Financial Officer, Secretary, sole Director Robert Schwarz is the "Promoter” within the meaning of Rule 405 of Regulation C. The following table sets forth the name and age of our officer and director as of April 21, 2014 .

Executive Officer and Director

NAME	AGE	POSITION/INITIAL ELECTION	APPOINTMENT DATE
Robert Schwarz	51	Chief Executive Officer, President, Chief Financial Officer, Secretary and Director	March 7, 2013

The Directors will hold office until the next annual meeting of the security holders following their election and until their successors have been elected and qualified. The Board of Directors appoints Executive Officers.  Our Executive Officers hold their offices until they resign, are removed by the Board, or his/her successor is elected and qualified.

Set forth below is a description of the recent employment and business experience of our sole Director and Executive Officer:

Robert Schwarz, Chief Executive Officer, President, Chief Financial Officer, Secretary and Director

Robert Schwarz, aged 51, is the Chief Executive Officer, President, Secretary, Chief Financial Officer and Director (Principal Executive Officer) and (Principal Financial Officer) of the Company. He was appointed in March 7, 2013 and is responsible for overseeing all aspects of the Company.

Robert Schwarz attended St. Francis Xavier University  1979-1981  Simon Frasier University 1981-1983 Business degree. Worked in the financial services industry for the last 25 years. 2004-2012 Mr. Schwarz has worked at Bobby Black Enterprises which is a business development of growth companies including funding and managing markets where his duties consist of business consulting services.  Mr. Schwarz is also the sole director, officer and shareholder of Texas Permian Partners Oil & Gas, Inc., which was created on January 15, 2012 for the purpose of oil and gas lease purchases and exploration. Texas Permian is currently a dormant Nevada Corporation.

AUDIT COMMITTEE

The Company does not presently have an Audit Committee and the Board acts in such capacity for the immediate future due to the limited size of the Board. The Company intends to increase the size of its Board in the future, at which time it may appoint an Audit Committee.

The Audit Committee will be empowered to make such examinations as are necessary to monitor the corporate financial reporting and the external audits of the Company, to provide to the Board of Directors (the "Board") the results of its examinations and recommendations derived there from, to outline to the Board improvements made, or to be made, in internal control, to nominate independent auditors, and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention.

COMPENSATION COMMITTEE

The Company does not presently have a Compensation Committee and the Board acts in such capacity for the immediate future due to the limited size of the Board. The Company intends to increase the size of its Board in the future, at which time it may appoint a Compensation Committee.

The Compensation Committee will be authorized to review and make recommendations to the Board regarding all forms of compensation to be provided to the executive officers and directors of the Company, including stock compensation, and bonus compensation to all employees.

INDEPENDENT DIRECTOR/CORPORATE GOVERNANCE COMMITTEE

Our Board of Directors currently consists of only Robert Schwarz. We are not a “listed company” under SEC rules and therefore are not required to have separate committees comprised of independent directors. We do not have independent director(s) at this time.

The Company does not presently have a Corporate Governance Committee and the Board acts in such capacity for the immediate future due to the limited size of the Board. The Company intends to increase the size of its Board in the future, at which time it may appoint a Corporate Governance Committee.

The Corporate Governance Committee will be responsible for reviewing developments in corporate governance practices, evaluating the adequacy of our corporate governance practices and reporting and making recommendations to our Board of Directors concerning corporate governance matters.

NOMINATING COMMITTEE

The Company does not have a Nominating Committee and the full Board acts in such capacity.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's directors and executive officers and persons who beneficially own more than ten percent (10%) of a registered class of its equity securities, file with the SEC reports of ownership and changes in ownership of its common stock and other equity securities. Executive officers, directors, and greater than ten percent (10%) beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports that they file. Based solely upon a review of the copies of such reports furnished to us or written representations that no other reports were required, the Company believes that to date, all filing requirements applicable to its executive officers, directors, and greater than ten percent (10%) beneficial owners were met.

REMUNERATION OF DIRECTORS AND OFFICERS

Texas Jack Oil & Gas Corporation has made no provisions for paying cash or non-cash compensation to its officers and sole director. No salaries are being paid at the present time, and none will be paid unless, or until such time as, the Company is able to raise $50,000 for the operating plan and complete this registration statement.

EXECUTIVE COMPENSATION

The following table sets forth the compensation of our sole Executive Officer for the period from inception on March 7, 2013 through the period ending December 31, 2013.

Summary compensation table

Name And Principal position	Year	Salary($)	Bonus($)	Stock Awards($)	Option Awards($)	Non-Equity Incentive Plan Compensation($)	Nonqualified Deferred Compensation Earnings($)	All Other Compensation($)	Total($)

Robert Schwarz, CEO	2013 (1)	$0	$0	$0	$0	$0	$0	$0	$0

(1) For the period March 7, 2013 (inception) to December 31, 2013.

On March 10, 2013, the Company issued 15,000,000 founder’s shares to Robert Schwarz at the par value of $0.011 in exchange for the mine right on Bright 1 H worth $165,000.

Mr. Schwarz has not received directly or indirectly anything else of value from the Company (including money, property, contracts, options or rights of any kind, except for the $57,600 June 10, 2013 advance on future executive compensation.

Employment Agreement

To date, Texas Jack Oil & Gas Corporation has no written employment agreement in effect, with its Executive Officer and does not intend to enter into an employment agreement with Mr. Schwarz.

Stock option plan

We do not have a stock option plan and we have not issued any warrants, options or other rights to acquire our securities.

Employee Pension, Profit Sharing or other Retirement Plans

We do not have a defined benefit, pension plan, profit sharing or other retirement plan.

Director's compensation

At present we do not pay our directors compensation for attending meetings of our Board of Directors. We have no standard arrangement pursuant to which our directors are compensated for any services provided as a director or for committee participation or special assignments, but may reimburse Directors for reasonable expenses incurred in attending meetings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding beneficial ownership of our securities as of April 14 , 2014 by (i) each person who is known by us to own beneficially more than five percent (5%) of the outstanding shares of each class of our voting securities, (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted:

As of April 21 , 2014, 23,400,000 shares of common stock were issued and outstanding

	Number of Shares	Percentage of Outstanding Shares
Name and Address (1)	Beneficially Owned	Prior to Offering	After Offering

Robert Schwarz	15,000,000	64%	52	% (2)

Officers and Directors as a group (1 person)	15,000,000	64%	52	% (2)

(2)       Assumes sale of 5,000,000 shares in the offering

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

As of the date of this prospectus, there are no material agreements or proposed transactions, whether direct or indirect, with any of the following:

*	Any of our Directors or Officers;
*	Any nominee for election as a director;
*	Any principal security holder identified in the “Security Ownership of Certain Beneficial Owners and Management" section above; or
*	Any relative or spouse, or relative of such spouse, of the above referenced persons.

TRANSFER AGENT AND REGISTRAR

Transfer Agent and Registrar: The Company acts as its own transfer agent at this time. When this registration statement becomes effective the Company will use for our common stock the services of ISLAND STOCK TRANSFER INC., 100 Second Avenue South, Suite 705S, St Petersburg, FL 33701, Telephone (727) 459-7378 Facsimile (727) 290-3961.

SHARES ELIGIBLE FOR FUTURE SALE

PRIMARY OFFERING
Upon completion of  Primary Offering, we will have outstanding Twenty Eight Million, Four Hundred Thousand (28,400,000) shares of common stock. Of these shares, the Selling Stockholders own  Eight Million Four Hundred Thousand (8,400,000) shares will be registered to be sold freely tradable in the public market without restriction under the Securities Act, unless the shares are held by our "affiliates," as that term is defined in Rule 144 under the Securities Act.

The Primary Offering of  Five Million shares to be sold in the future will be registered to be sold freely tradable in the public market without restriction under the Securities Act, unless the shares are held by our "affiliates," as that term is defined in Rule 144 under the Securities Act.

The remaining shares of common stock outstanding upon completion of the offering will be "restricted securities," as that term is defined in Rule 144. Restricted securities may be sold in the public market only if they are registered or if they qualify for an exemption from registration, such as the exemption afforded by Rule 144.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

We have adopted provisions in our certificate of incorporation that limit the liability of our Directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the Nevada General Corporation Law. Nevada law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

*	For any breach of their duty of loyalty to us or our security holders;
*	For acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
*	For unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the Nevada General Corporation Law; or,
*	For any transaction from which the director derived an improper personal benefit.

In addition, our bylaws provide for the indemnification of officers, directors and third parties acting on our behalf, to the fullest extent permitted by Nevada General Corporation Law, if our board of directors authorizes the proceeding for which such person is seeking indemnification (other than proceedings that are brought to enforce the indemnification provisions pursuant to the bylaws).

These indemnification provisions may be sufficiently broad to permit indemnification of the registrant's executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Our articles of incorporation and applicable Nevada law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's written promise to repay us if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us, which we will be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933, as amended (the “Securities Act”), and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

We are authorized to issue an aggregate number of 70,000,000 shares of capital stock, of which 60,000,000 shares are common stock, $0.001 par value per share, and 10,000,000 shares are preferred stock, $0.001 par value per share.

The Company issued to the founder Fifteen Million (15,000,000) shares of common stock for the mine rights to the Bright 1 H worth $165,000 as original cost to the founder. The Company sold 8,400,000 common shares pursuant (Selling Stockholders) to a 506 starting in June 2013 through January of 2014 to ten (10) investors. As of April 21 , 2014, there are Twenty Three Million four hundred thousand (23,400,000) shares issued and outstanding.

COMMON STOCK: The securities being offered by the Selling Stockholders are shares of our Common stock.   The securities to be offered in the Primary Offering in the future (5,000,000) are shares of our Common stock at a price of $0.10 per share.

Common Stock

We are authorized to issue 60,000,000 shares of common stock, $0.001 par value per share. Currently we have 23,400,000 shares of common stock issued and outstanding.

Each share of common stock shall have one (1) vote per share for all purposes. The holders of a majority of the shares entitled to vote, present in person or represented by proxy shall constitute a quorum at all meetings of our shareholders. Our common stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are not entitled to cumulative voting for election of the board of directors.

Holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefore as well as any distributions to the security holder. We have never paid cash dividends on our common stock, and do not expect to pay such dividends in the foreseeable future.

In the event of a liquidation, dissolution or winding up of our Company, holders of common stock are entitled to share ratably in all of our assets remaining after payment of liabilities. Holders of common stock have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, $0.001 par value per share. The preferred stock may be divided into any number of series as our directors may determine from time to time. Our directors are authorized to determine and alter the rights, preferences, privileges and restrictions granted to and imposed upon any wholly issued series of preferred stock, and to fix the number of shares of any series of preferred stock and the designation of any such series of preferred stock. As of the date of this filing, we do not have any preferred shares issued and outstanding.

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding stock options to purchase our securities.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis or had or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in us. Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Leo J. Moriarty, Esq, Attorney at Law, at 3020 Old Ranch Parkway, Suite 300, Seal Beach CA 90740 has passed upon certain legal matters in connection with the validity of the issuance of the shares of our common stock.

RBSM LLP, CPA has audited our financial Statements for the period from March 7, 2013 (date of inception) through June 30, 2013 and to the extent set forth in its report, which are included herein in reliance upon the authority of said firm as experts in accounting and auditing. There were no disagreements related to accounting principles or practices, financial statement disclosure, internal controls or auditing scope or procedure from date of appointment as our independent registered accountant through the period of audit (inception date March 7, 2013 through June 30, 2013).

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE

There have been no disagreements regarding accounting and financial disclosure matters with our independent certified public accountants.

AVAILABLE INFORMATION

We have not previously been subject to the reporting requirements of the Securities and Exchange Commission. We have filed with the Commission a registration statement on Form S-1 under the Securities Act with respect to the shares offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our securities and us you should review the registration statement and the exhibits and schedules thereto.

You can inspect the registration statement and the exhibits and the schedules thereto filed with the commission, without charge, in our files in the Commission's public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can also obtain copies of these materials from the public reference section of the commission at 100 F Street, N.E., Room 1580 Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission maintains a web site on the Internet that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov

REPORTS TO SECURITY HOLDER

As a result of filing the registration statement, we are subject to the reporting requirements of the federal securities laws, and are required to file periodic reports and other information with the SEC. We will furnish our security holder with annual reports containing audited financial statements certified by independent public accountants following the end of each fiscal year and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year following the end of such fiscal quarter.

TEXAS JACK OIL & GAS CORPORATION
(a development stage company)
INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	F-2

Balance Sheet as of June 30, 2013	F-3

Statement of Operations for the period from March 7, 2013 (date of inception) through June 30, 2013	F-4

Statement of Stockholders’ Equity for the period from March 7, 2013 (date of inception) through June 30, 2013	F-5

Statement of Cash Flows for the period from March 7, 2013 (date of inception) through June 30, 2013	F-6

Notes to Financial Statements	F-7 to F-10

Condensed Balance Sheet as on December 31, 2013 (unaudited) and June 30, 2013	F-11

Condensed Statement of Operations for the three and six months ended December 31, 2013 and for the period from March 7, 2013 (date of inception) through December 31, 2013 (Unaudited)	F-12

Condensed Statement of Stockholders’ Equity for the period from March 7, 2013 (date of inception) through December 31, 2013 (Unaudited)	F-13

Condensed Statement of Cash Flows for the six months ended December 31, 2013 and for the period from March 7, 2013 (date of inception) through December 31, 2013 (Unaudited)	F-14

Notes to Unaudited Condensed Financial Statements	F-15 to F-19

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Texas Jack Oil & Gas Corporation,

We have audited the accompanying balance sheet of Texas Jack Oil & Gas Corporation (the “Company”), a development stage company as of June 30, 2013 and the related statements of operations, equity and cash flows for the period from March 7, 2013 (date of inception) through June 30, 2013. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to the above present fairly, in all material respects, the financial position of Texas jack Oil & Gas Corporation. as of June 30, 2013, and the results of operations, equity and cash flows for the period from March 7, 2013 (date of inception) through June 30, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the accompanying financial statements, the Company is a development stage company and has not commenced its planned principal operations, is incapable of generating sufficient cash flow to sustain its operations without securing additional financing, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to this matter are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ RBSM LLP

New York, New York
January 27, 2014

TEXAS JACK OIL & GAS CORPORATION.
(a development stage company)
BALANCE SHEET
JUNE 30, 2013

ASSETS
Current assets:
Cash	$42,681
Total current assets	42,681

Loan receivable -officer	46,900
Rights on mine property	165,000

Total assets	$254,581

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$5,000
Promissory note - shareholder	71,000
Accrued interest- shareholder	1,183
Promissory note	40,000
Total current liabilities	117,183

Commitments and contingencies	–

Stockholders' equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized
Common stock, $0.001 par value; 60,000,000 shares authorized, 23,000,000 shares issued and outstanding	23,000
Additional paid in capital	150,000
Deficit accumulated during development stage	(35,602)
Total stockholders' equity	137,398

Total liabilities and stockholders' equity	$254,581

The accompanying notes are an integral part of these financial statements

TEXAS JACK OIL & GAS CORPORATION
(a development stage company)
STATEMENT OF OPERATIONS
For the Period from March 7, 2013 (date of inception) through June 30, 2013

OPERATING EXPENSES:
Selling, general and administrative expenses	$34,419
Total operating expenses	(34,419)

Loss from operations	(34,419)

OTHER EXPENSE
Interest expense	1,183
Total other expenses	(1,183)

Net loss before provision of income tax	(35,602)
Income taxes	–

Net loss	$(35,602)

Net income (loss) per common share, basic	$(0.00)

Weighted average number of common shares outstanding, basic and diluted	16,000,522

The accompanying notes are an integral part of these financial statements

TEXAS JACK OIL & GAS CORPORATION
(a development stage company)
STATEMENT OF STOCKHOLDERS' EQUITY
For the Period from March 7, 2013 (date of inception) through June 30, 2013

	Common stock		Additional Paid in Capital	Deficit Accumulated During Development
	Shares	Amount	Amount	Stage	Total
Shares issued on sale in June 2013 at par value	8,000,000	$8,000	$–	$–	$8,000
Common shares issued for purchase of interest in mine property from the founder in May 2013 at $0.011 per share	15,000,000	15,000	150,000	–	165,000
Net loss	–	–	–	(35,602)	(35,602)
Balance, June 30, 2013	23,000,000	$23,000	$150,000	$(35,602)	$137,398

The accompanying notes are an integral part of these financial statements

TEXAS JACK OIL & GAS CORPORATION
(a development stage company)
STATEMENT OF CASH FLOWS
For the Period from March 7, 2013 (date of inception) through June 30, 2013

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(35,602)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	6,183
Net cash used in operating activities	(29,419)

CASH FLOWS FROM INVESTING ACTIVITIES:	–

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	8,000
Payment for note receivable- officer	(46,900)
Proceeds from issuance of promissory note	40,000
Proceeds from issuance of promissory note - shareholder	71,000
Net cash provided by financing activities	72,100

Net increase in cash	42,681
Cash, beginning of period	–

Cash, end of period	$42,681

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Interest paid	$–
Income taxes paid	$–

Non cash investing and financing activities:
Common stock issued to acquire rights in mineral property	$165,000

The accompanying notes are an integral part of these financial statements

TEXAS JACK OIL & GAS CORPORATION
(a development stage company)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2013

NOTE 1 – BUSINESS

Texas Jack Oil & Gas Corporation (the “Company”), was incorporated on March 7, 2013 under the laws of the State of Nevada. The Company is headquartered in California and was organized for the purpose of exploration of Oil and Gas.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation:

As the Company is devoting substantially all of its efforts to establishing a new business, and planned principal operations have not yet commenced, there has been no revenue generated from the oil well.

The Company has experienced net losses and negative cash flows from operations since inception and expects these conditions to continue for the foreseeable future.

The above factors raise substantial doubt as to the Company's ability to continue as a going concern. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern and do not include any adjustments that may result from the outcome of this uncertainty.

Use of estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income taxes

Deferred income tax assets and liabilities are determined based on the estimated future tax effects of net operating loss and credit carry-forwards and temporary differences between the tax basis of assets and liabilities and their respective financial reporting amounts measured at the current enacted tax rates. The Company records an estimated valuation allowance on its deferred income tax assets if it is not more likely than not that these deferred income tax assets will be realized.

Fair Value of Financial Instruments

Accounting Standards Codification subtopic 825-10, Financial Instruments (“ASC 825-10”) requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts payable and accrued liabilities, and short-term borrowings, as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments.  All other significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practicable the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

Revenue Recognition

The Company will recognize revenue in accordance with Accounting Standards Codification subtopic 605-10, Revenue Recognition (“ASC 605-10”) which requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts.

TEXAS JACK OIL & GAS CORPORATION
(a development stage company)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2013

The Company will account for Multiple-Element Arrangements under ASC 605-10 which incorporates Accounting Standards Codification subtopic 605-25, Multiple-Element Arrangements (“ASC 605-25”). ASC 605-25 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets.

Concentrations of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash and cash equivalents. The Company places its cash and temporary cash investments with credit quality institutions. At times, such amounts may be in excess of the FDIC insurance limit. The Company does not have accounts receivable and allowance for doubtful accounts at June 30, 2013.

Net Income (loss) Per Common Share

The Company computes earnings (loss) per share under Accounting Standards Codification subtopic 260-10, Earnings Per Share (“ASC 260-10”). Net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the year.  Diluted net income (loss) per share is computed using the weighted average number of common and common stock equivalent shares outstanding during the period. As of June 30, 2013, the Company has no common stock equivalent shares outstanding.

Recent Accounting Pronouncements

There were various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company's financial position, results of operations or cash flows.

NOTE 3 – GOING CONCERN MATTERS

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements during the period from March 7, 2013 (date of inception) through June 30, 2013, the Company incurred net losses attributable to common stockholders of $35,602, has negative working capital (current liabilities minus current assets) of $74,502 and used $29,419 in cash for operating activities for the period from March 7, 2013 (date of inception) through June 30, 2013. In addition, the Company is in a development stage, has yet commercialized its planned business and has not generated any revenues since inception. These factors among others raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

The Company's existence is dependent upon management's ability to develop profitable operations. Additional capital will be needed to continue developing its products and services and there can be no assurance that the Company's efforts will be successful. There is no assurance that can be given that management's actions will result in profitable operations or the resolution of its liquidity problems. The accompanying financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

NOTE 4 – ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

As of June 30, 2013 accounts payable and accrued liabilities for the period ending are comprised of accrued professional fees.

NOTE 5 – RELATED PARTY TRANSACTIONS

The Company’s officer and shareholder have borrowed  $57,6000 since the Company’s inception in March 2013. These are interest free advances on future executive compensation .

In March 2013, the Company issued 15,000,000 of shares to the founder of the Company, for purchase of interest in mine property which was valued at $165,000 being original cost to the founder. The mine interest was assigned to the Company on May 1, 2013 through partial assignment agreement. The Company presently owns a 3% percent working lease interest in one well located in the Jack County, Texas.

NOTE 6 – PROMISSORY NOTE- SHAREHOLDER

On April 15, 2013, the Company received $71,000 on issuance of 8% unsecured promissory note from one of the shareholder, which is due on April 15, 2014. Total interest expenses for the period ended June 30, 2013 on the above loan was $1,813 which is also shown as accrued as of June 30, 2013. Default rate of interest is 1.5% per month.

TEXAS JACK OIL & GAS CORPORATION
(a development stage company)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2013

NOTE 7 – PROMISSORY NOTE

On June 7, 2013, the Company received $40,000 on issuance of 5% unsecured promissory note, which is due on November 30, 2013 and subsequently extended to June 1, 2014. Default rate of interest is 1.5% per month.

NOTE 8 – STOCKHOLDERS EQUITY

Preferred stock
The Company has authorized 10,000,000 shares of preferred stock, with a par value of $0.001 per share. As of June 30, 2013, the Company has -0- shares of preferred stock issued and outstanding.

Common stock
The Company has authorized 60,000,000 shares of common stock, with a par value of $0.001 per share. As of June 30, 2013, the Company has 23,000,000 shares of common stock issued and outstanding.

In June 2013, the Company issued 8,000,000 shares on sale of its common stock for $8,000 cash.

In March 2013, the Company issued 15,000,000 of shares to the founder for purchase of interest in mine property which was valued at $165,000 being original cost to the founder. This is shown under Common stock and additional paid in capital and corresponding assets is shown in fixed assets under Rights on Mines Property.

NOTE 9 – COMMITMENTS AND CONTINGENCIES

Leases Obligations
As of June 30, 2013, the Company does not lease space for offices or operations.

Consulting Agreement
On March 2013, the Company entered into one year investor relation service agreement ie till March 2014, for the yearly flat rate of $55,000 per annum.

NOTE 10 – INCOME TAXES

The Company utilizes ASC 740 “Income Taxes”, which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

For the period from March 7, 2013 (date of inception) through June 30, 2013, the Company had available for U.S federal income tax purposes net operating loss carryovers of approximately $35,000, which expiring through the year of 2033. The net operating loss carryovers may be subject to limitations under Internal Revenue Code due to significant changes in the Company’s ownership. The Company has provided a full valuation allowance against the full amount of the net operating loss benefit, since, in the opinion of management, based upon the earnings history of the Company it is more likely than not that the benefits will not be realized.

The income tax provision (benefit) for the period ended June 30, 2013 consist of the following:

Federal:
Current	$–
Deferred	12,500
Total	12,500

State and local:
Current	–
Deferred	–
Total	–

Change in valuation allowance	(12,500)

Income tax provision (benefit)	$–

TEXAS JACK OIL & GAS CORPORATION
(a development stage company)
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2013

The provision for income taxes differ from the amount of income tax determined by applying the applicable U.S. statutory rate to losses before income tax expense for the period ended June 30, 2013 as follows:

Statutory federal income tax rate	(35.0%)
Statutory state and local income tax rate, net of federal benefit	(0%)
Change in valuation allowance	35.0%
Effective tax rate	0.00%

Deferred income taxes result from temporary differences in the recognition of income and expenses for financial reporting purposes and for tax purposes. The tax effect of these temporary differences representing deferred tax asset and liabilities result principally from the following:

Deferred tax assets (liabilities):
Net operating loss carry forward	$12,500
Less: valuation allowance	(12,500)
Net deferred tax asset	$–

The Company has not yet filed its tax returns for the period from March 7, 2013 (date of inception) through June 30, 2013.

The provisions of ASC 740 require companies to recognize in their financial statements the impact of a tax position if that position is more likely than not to be sustained upon audit, based upon the technical merits of the position. ASC 740 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken on a tax return. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods and disclosure.

Management does not believe that the Company has any material uncertain tax positions requiring recognition or measurement in accordance with the provisions of ASC 740. Accordingly, the adoption of these provisions of ASC 740 did not have a material effect on the Company’s financial statements. The Company’s policy is to record interest and penalties on uncertain tax positions, if any, as income tax expense.

All tax years for the Company remain subject to future examinations by the applicable taxing authorities.

NOTE 11 – SUBSEQUENT EVENT

Management has evaluated subsequent events from July 1, 2013 through January 27, 2014, which is the date the financial statements were available to be issued.

On January 15, 2014 the Company sold Four Hundred Thousand (400,000) shares of common stock to David Parker for $400.

On September 5, 2013, the Company received $5,000 on issuance of 8% unsecured promissory note, which is due on September 5, 2014. Default rate of interest is 1.5% per month.

 TEXAS JACK OIL & GAS CORPORATION.
(a development stage company)
CONDENSED BALANCE SHEET

	December 31,	June 30,
	2013	2013
ASSETS	(unaudited)
Current assets
Cash	$1,380	$42,681
Total Current Assets	1,380	42,681

Loan receivable - officer	57,600	46,900
Right on mine property	165,000	165,000

Total Assets	$223,980	$254,581

LIABILITIES AND (DEFICIENCY IN) STOCKHOLDERS' EQUITY
Current liabilities
Notes payable	$45,000	$40,000
Note payable - related party	71,000	71,000
Accounts payable and accrued expenses	1,213	5,000
Accrued interest - related party	4,016	1,183
Total current liabilities	121,229	117,183

Commitments and contingencies	-	-

Stockholders' equity (deficit)

Preferred stock, $0.001 par value, 10,000,000 shares authorized	-	-
Common stock, $0.001 par value, 60,000,000 shares authorized, 23,000,000 shares issued and outstanding	23,000	23,000
Additional paid in capital	150,000	150,000
Deficit accumulated during the development stage	(70,249)	(35,602)
Total (deficiency in) stockholders' equity	102,751	137,398

Total liabilities and (deficiency in) stockholders' equity	$223,980	$254,581

The accompanying notes are an integral part of these unaudited condensed financial statements

TEXAS JACK OIL & GAS CORPORATION
(a development stage company)
UNAUDITED CONDENSED STATEMENT OF OPERATIONS

			For the Period
	For the	For the	From March 7, 2013
	Three Months ended	Six Months ended	(inception) through
	December 31,	December 31,	December 31,
	2013	2013	2013

Revenue	$2,122	$3,697	$3,697

Operating expenses:
Selling, general and administrative expenses	3,178	34,298	68,717

Total operating expenses	3,178	34,298	68,717

Net Operating Loss	(1,056)	(30,601)	(65,020)

Other expense
Interest expense	2,037	4,046	5,229
Total other expenses	2,037	4,046	5,229

Loss before provision for income taxes	(3,093)	(34,647)	(70,249)

Provision for income taxes	-	-	-

Net income (loss)	$(3,093)	$(34,647)	$(70,249)

Net income (loss) per share - basic	$(0.00)	$(0.00)

Net income (loss) per share - diluted	$(0.00)	$(0.00)

Weighted average shares outstanding - basic	23,000,000	23,000,000

Weighted average shares outstanding - diluted	23,000,000	23,000,000

The accompanying notes are an integral part of these unaudited condensed financial statements

TEXAS JACK OIL & GAS CORPORATION
(a development stage company)
UNAUDITED CONDENSED STATEMENT OF STOCKHOLDERS' EQUITY
For the Period from March 7, 2013 (date of inception) through December 31, 2013

				Deficit
				Accumulated	Total
			Additional	During	(Deficiency in)
	Common Stock		Paid-In	Development	Stockholders'
	Shares	Amount	Capital	Stage	Equity

Common stock issued on sale to founder in June, 2013 at par value	8,000,000	$8,000	$-	$-	$8,000
Common stock issued for purchase of interest in mine property from the founder in May, 2013 at $0.011 per share	15,000,000	15,000	150,000	-	165,000
Net loss for the period of Inception (March 7, 2013) through June 30, 2013	-	-	-	(35,602)	(35,602)
Balance, June 30, 2013	23,000,000	$23,000	$150,000	$(35,602)	$137,398
Net loss for the six months ended December 31, 2013	-	-	-	(34,647)	(34,647)
Balance, December 31, 2013	23,000,000	$23,000	$150,000	$(70,249)	$102,751

The accompanying notes are an integral part of these unaudited condensed financial statements

TEXAS JACK OIL & GAS CORPORATION
(a development stage company)
UNAUDITED CONDENSED STATEMENT OF CASH FLOWS

		For the Period
	For the	From March 7, 2013
	Six Months ended	(inception) through
	December 31,	December 31,
	2013	2013

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(34,647)	$(70,249)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in assets and liabilities:
Accrued interest - shareholder	(3,787)	$(3,787)
Accounts payable and accrued expenses	2,833	9,016

Net cash used in operating activities	(35,601)	(65,020)

CASH FLOWS FROM INVESTING ACTIVITIES	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	5,000	13,000
Payments to officer under note receivable	(10,700)	(57,600)
Proceeds from issuance of promissory note	-	40,000
Proceeds from issuance of promissory note - shareholder	-	71,000

Net cash provided by (used in) financing activities	(5,700)	66,400

Net (decrease) increase in cash and cash equivalents	(41,301)	1,380

Cash and cash equivalents at beginning of period	42,681	-

Cash and cash equivalents at end of period	$1,380	$1,380

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$-	$-
Income taxes paid	$-	$-

NON CASH TRANSACTIONS
Common stock issued to acquire rights in mineral properties	$-	$165,000

The accompanying notes are an integral part of these unaudited condensed financial statements

TEXAS JACK OIL & GAS CORPORATION
(a development stage company)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
DECEMBER 31, 2013

NOTE 1 – BUSINESS

Texas Jack Oil & Gas Corporation (the “Company”), was incorporated on March 7, 2013 under the laws of the State of Nevada. The Company is headquartered in California and was organized for the purpose of exploration of Oil and Gas.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation:

As the Company is devoting substantially all of its efforts to establishing a new business, and planned principal operations have not yet commenced, there has been no revenue generated from the oil well.

The Company has experienced net losses and negative cash flows from operations since inception and expects these conditions to continue for the foreseeable future.

The above factors raise substantial doubt as to the Company's ability to continue as a going concern. The accompanying unaudited condensed financial statements have been prepared assuming that the Company will continue as a going concern and do not include any adjustments that may result from the outcome of this uncertainty.

Use of estimates

The preparation of unaudited condensed financial statements in accordance with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income taxes

Deferred income tax assets and liabilities are determined based on the estimated future tax effects of net operating loss and credit carry-forwards and temporary differences between the tax basis of assets and liabilities and their respective financial reporting amounts measured at the current enacted tax rates. The Company records an estimated valuation allowance on its deferred income tax assets if it is not more likely than not that these deferred income tax assets will be realized.

Fair Value of Financial Instruments

Accounting Standards Codification subtopic 825-10, Financial Instruments (“ASC 825-10”) requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts payable and accrued liabilities, and short-term borrowings, as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments.  All other significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practicable the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

Revenue Recognition

The Company will recognize revenue in accordance with Accounting Standards Codification subtopic 605-10, Revenue Recognition (“ASC 605-10”) which requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts.

TEXAS JACK OIL & GAS CORPORATION
(a development stage company)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
DECEMBER 31, 2013

The Company will account for Multiple-Element Arrangements under ASC 605-10 which incorporates Accounting Standards Codification subtopic 605-25, Multiple-Element Arrangements (“ASC 605-25”). ASC 605-25 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets.

Concentrations of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash and cash equivalents. The Company places its cash and temporary cash investments with credit quality institutions. At times, such amounts may be in excess of the FDIC insurance limit. The Company does not have accounts receivable and allowance for doubtful accounts at December 31, 2013 and June 30, 2013.

Net Income (loss) Per Common Share

The Company computes earnings (loss) per share under Accounting Standards Codification subtopic 260-10, Earnings Per Share (“ASC 260-10”). Net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the year.  Diluted net income (loss) per share is computed using the weighted average number of common and common stock equivalent shares outstanding during the period. As of December 31, 2013 and June 30, 2013, the Company has no common stock equivalent shares outstanding.

Recent Accounting Pronouncements

There were various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company's unaudited condensed financial position, results of operations or cash flows.

NOTE 3 – GOING CONCERN MATTERS

The accompanying unaudited condensed financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements during the period from March 7, 2013 (date of inception) through December 31, 2013, the Company incurred net losses attributable to common stockholders of $70,249, has negative working capital (current liabilities minus current assets) of $119,849 as of December 31, 2013 and used $35,601 in cash for operating activities for the six months ended December 31, 2013. In addition, the Company is in a development stage, has yet commercialized its planned business and has generated very less revenues since inception. These factors among others raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.
The Company's existence is dependent upon management's ability to develop profitable operations. Additional capital will be needed to continue developing its products and services and there can be no assurance that the Company's efforts will be successful. There is no assurance that can be given that management's actions will result in profitable operations or the resolution of its liquidity problems. The accompanying unaudited condensed financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

NOTE 4 – ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

As of December 31, 2013 accounts payable and accrued liabilities for the period ending are comprised of accrued professional fees and accrued interest.

TEXAS JACK OIL & GAS CORPORATION
(a development stage company)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
DECEMBER 31, 2013

NOTE 5 – RELATED PARTY TRANSACTIONS

The Company’s officer and shareholder has  borrowed $57,600 since the Company’s inception in March 2013. These are interest free advances on future executive compensation .

In March 2013, the Company issued 15,000,000 of shares to the founder of the Company, for purchase of interest in mine property which was valued at $165,000 being original cost to the founder. The mine interest was assigned to the Company on May 1, 2013 through partial assignment agreement. The Company presently owns a 3% percent working lease interest in one well located in the Jack County, Texas

NOTE 6 – PROMISSORY NOTE- SHAREHOLDER

On April 15, 2013, the Company received $71,000 on issuance of 8% unsecured promissory note from one of the shareholder, which is due on April 15, 2014. Total interest expenses for the three and six months ended December 31, 2013 on the above loan was $1,432 and $2,833, respectively; total accrued interest as of December 31, 2013 is $2,584.  The default rate of interest is 1.5% per month

NOTE 7 – PROMISSORY NOTE

On June 7, 2013, the Company received $40,000 on issuance of 5% unsecured promissory note, which is due on November 30, 2014 and subsequently extended to June 1, 2014.  During the three and six months ended December 31, 2013, the Company recorded interest expense of $605 and $1,112, respectively, on this note; total accrued interest as of December 31, 2013 is $1,112.

During the three months and six months ended December 31, 2013, the Company received $5,000 on issuance of 8% unsecured promissory note, which is due on September 5, 2014 Default rate of interest is 1.5% per month. During the three and six months ended December 31, 2013, the Company recorded interest expense of $0 and $101, on this note; total accrued interest as of December 31, 2013 is $101.

NOTE 8 – STOCKHOLDERS EQUITY

Preferred stock

The Company has authorized 10,000,000 shares of preferred stock, with a par value of $0.001 per share. As of December 31, 2013 and June 30, 2013, the Company has 0 shares of preferred stock issued and outstanding.

Common stock

The Company has authorized 60,000,000 shares of common stock, with a par value of $0.001 per share. At of December 31, 2013 and June 30, 2013, the Company had 23,000,000 shares of common stock issued and outstanding.

In June 2013, the Company issued 8,000,000 shares on sale of its common stock for $8,000 cash.

In May 2013, the Company issued 15,000,000 of shares to the founder for purchase of interest in mine property which was valued at $165,000 being original cost to the founder. This is shown under Common stock and additional paid in capital and corresponding assets is shown in fixed assets under Rights on Mines Property.

NOTE 9 – COMMITMENTS AND CONTINGENCIES

Leases Obligations

As of December 31, 2013, the Company does not lease space for offices or operations.

Consulting Agreement

On March 2013, the Company entered into one year investor relation service agreement which expires  March 2014, for the an annual flat rate of $55,000.

TEXAS JACK OIL & GAS CORPORATION
(a development stage company)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
DECEMBER 31, 2013

NOTE 10 – INCOME TAXES

The Company utilizes ASC 740 “Income Taxes”, which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

For the period from March 7, 2013 (date of inception) through December 31, 2013, the Company had available for U.S federal income tax purposes net operating loss carryovers of approximately $70,000, which expiring through the year of 2033. The net operating loss carryovers may be subject to limitations under Internal Revenue Code due to significant changes in the Company’s ownership. The Company has provided a full valuation allowance against the full amount of the net operating loss benefit, since, in the opinion of management, based upon the earnings history of the Company it is more likely than not that the benefits will not be realized.

The income tax provision (benefit) for the period ended December 31, 2013 consists of the following:

Federal:
Current	$–
Deferred	11,000
Total	11000
State and local:
Current	–
Deferred	–
Total	–

Change in valuation allowance	(11,000)

Income tax provision (benefit)	$–

The provision for income taxes differ from the amount of income tax determined by applying the applicable U.S statutory rate to losses before income tax expense for the period ended December 31, 2013 as follows:

Statutory federal income tax rate	(35.0%)
Statutory state and local income tax rate, net of federal benefit	(0%)
Change in valuation allowance	35.0%
Effective tax rate	0.00%

Deferred income taxes result from temporary differences in the recognition of income and expenses for financial reporting purposes and for tax purposes. The tax effect of these temporary differences representing deferred tax asset and liabilities result principally from the following:

Deferred tax assets (liabilities):
Net operating loss carry forward	$23,500
Less: valuation allowance	(23,500)
Net deferred tax asset	$–

The Company has not yet filed its tax returns for the period from March 7, 2013 (date of inception) through December 31, 2013.

TEXAS JACK OIL & GAS CORPORATION
(a development stage company)
NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS
DECEMBER 31, 2013

The provisions of ASC 740 require companies to recognize in their financial statements the impact of a tax position if that position is more likely than not to be sustained upon audit, based upon the technical merits of the position. ASC 740 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken on a tax return. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods and disclosure.

Management does not believe that the Company has any material uncertain tax positions requiring recognition or measurement in accordance with the provisions of ASC 740. Accordingly, the adoption of these provisions of ASC 740 did not have a material effect on the Company’s financial statements. The Company’s policy is to record interest and penalties on uncertain tax positions, if any, as income tax expense.

All tax years for the Company remain subject to future examinations by the applicable taxing authorities.

NOTE 11 – SUBSEQUENT EVENT

Management has evaluated subsequent events from January 1, 2014 through March 24, 2014, which is the date the financial statements were available to be issued.

On January 15, 2014 the Company sold Four Hundred Thousand (400,000) shares of common stock to David Parker for $400.

DEALER PROSPECTUS DELIVERY OBLIGATION

"UNTIL ______________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of the Offering are denoted below. Please note all amounts are estimates other than the Commission's registration fee.

Securities and Exchange Commission registration fee	$65
Accounting fees and expenses	$10,500
Legal fees	$15,000
Preparation and EDGAR conversion fees	$2,100
Printing	$200
Total	$27,865

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The By-Laws of Texas Jack Oil & Gas Corporation allow for the indemnification of the officers and directors in regard to their carrying out the duties of their offices. The board of directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he/she has met the applicable standard of conduct set forth in the Nevada General Corporation Law.

Section 78.751 of the Nevada Business Corporation Act provides that each corporation shall have the following powers:

"1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of any fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a pleas of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had a reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys fees actually and reasonably incurred by him connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under sections 1 and 2, unless ordered by a court or advanced pursuant to section 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

a.	By the stockholders;

b.	By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

c.	If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

d.	If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5. The certificate of articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than director or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

a.
Does not include any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 2 or for the advancement of expenses made pursuant to section 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or commission involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

b.	Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

c.
The Articles of Incorporation provides that "the Corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Nevada, as amended from time to time."

As to indemnification for liabilities arising under the Securities Act of 1933 for directors, officers or persons controlling Perkins Oil & Gas, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

In March 2013, a total of 15,000,000 shares of common stock were issued in exchange of rights in mine property valued at $165,000, or $0.011 per share.

In June of 2013 through January 2014, Texas Jack Oil & Gas Corporation pursuant to a private placement under Rule 506 of the Securities Act of 1933 sold 8,400,000 common shares for $8,400 in cash, or $0.001 per share to a total of ten investors.

EXHIBITS INDEX

Exhibit No.	Description

Exhibit 3.1*	Articles of Incorporation
Exhibit 3.2*	Bylaws
Exhibit 10.1*	Lease Assignment Agreement
Exhibit 10.2 **	Loan Agreement between Texas Jack and Rodney Throgmorton
Exhibit 10.3 **	Loan Agreement between Texas Jack and Jimmy Yanez
Exhibit 10.4 **	Loan Agreement between Texas Jack and Joan Isaacs
Exhibit 10.5 **	Loan Agreement between Texas Jack and Robert Schwarz
Exhibit 10.6 **	Loan extension between Texas Jack and Jimmy Yanez
Exhibit 10.7	Southlake Energy Operating agreement
Exhibit 10.8	Investor Relations Service Agreement
Exhibit 5.1, 23.1	Consent of counsel (see Exhibit 5.1)
Exhibit 23.2	Consent of independent auditor for June 30, 2013 audited financial statements

•	Previous filed on January 28, 2014
•	Previous filed on March 24, 2014

UNDERTAKINGS

a. The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i. If the registrant is relying on Rule 430B (230.430B of this chapter):

A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the Offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the Offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities, arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Newport Beach California April 23 , 2014.

Texas Jack Oil & Gas Corporation

/s/ Robert Schwarz
By: Robert Schwarz, Director
(Principal Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following person in the capacities and date stated.

/s/ Robert Schwarz	April 23 , 2014
Robert Schwarz, President & Director	Date
(Principal Executive Officer, Principal
Financial Officer, Principal Accounting Officer)